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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                                Transocean Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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        pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                                 MARCH 19, 2004

Dear Shareholder:

                  The 2004 annual general meeting of Transocean Inc. will be held on Thursday, May 13, 2004 at 9:00 a.m., at the Royal Pavilion Hotel, St. James, Barbados. The Secretary's notice of annual general meeting, the proxy statement and a proxy card are enclosed and describe the matters to be acted upon at the meeting.

                  It is important that your shares be represented and voted at the meeting. Please read the enclosed notice of annual general meeting and proxy statement and date, sign and promptly return the proxy card in the enclosed self-addressed envelope.

Sincerely,

/s/ J. Michael Talbert                       /s/ Robert L. Long

J. Michael Talbert                           Robert L. Long
Chairman of the Board                        President & Chief Executive Officer

                  This proxy statement and the accompanying proxy card are dated March 19, 2004 and are first being mailed on or about March 25, 2004 to record shareholders as of March 18, 2004.

               NOTICE OF ANNUAL GENERAL MEETING OF TRANSOCEAN INC.
                             TO BE HELD MAY 13, 2004

         The annual general meeting of Transocean Inc., a Cayman Islands exempted company limited by shares, will be held at the Royal Pavilion Hotel, St. James, Barbados at 9:00 a.m., Barbados time, on Thursday, May 13, 2004 for the following purposes:

         1. To elect four directors as members of our board of directors to serve until the 2007 annual general meeting and until their respective successors have been duly elected.

         2.       To approve the amendment of our Long-Term Incentive Plan to
                  (1) increase the number of ordinary shares reserved for issuance to employees under the plan from 18,900,000 to 22,900,000, (2) increase the number of ordinary shares that may be issued to employees under the plan as restricted shares or deferred units from 2,000,000 to 6,000,000, (3) provide for the award of deferred units, (4) replace automatic awards to outside directors with discretionary awards that are determined by our board, (5) restate the performance criteria specified in the plan for certain types of awards, (6) allow net share counting in determining the number of shares available for issuance under the plan and (7) modify other provisions of the plan as described in the proxy statement.

         3. To approve the appointment of Ernst & Young LLP as independent auditors for 2004.

         4. To transact such other business as may properly be brought before the meeting.

         This constitutes notice of the meeting as required by Cayman Islands law and our articles of association.

         Only record holders of ordinary shares at the close of business on Thursday, March 18, 2004 will be entitled to notice of, and to vote at, the meeting.

         The meeting may generally be adjourned from time to time without advance notice other than announcement at the meeting, or any adjournment thereof, and any and all business for which the meeting is hereby noticed may be transacted at any such adjournment.

                                          By order of the Board of Directors,

                                          /s/ Eric B. Brown

                                          Eric B. Brown
                                          Secretary

Houston, Texas
March 19, 2004

                             YOUR VOTE IS IMPORTANT
    PLEASE COMPLETE, SIGN AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED
                                RETURN ENVELOPE.

                                 PROXY STATEMENT
                  FOR ANNUAL GENERAL MEETING OF TRANSOCEAN INC.
                                  MAY 13, 2004

         This proxy statement is furnished in connection with the solicitation of proxies by Transocean Inc., on behalf of our board of directors, to be voted at our annual general meeting to be held on Thursday, May 13, 2004 at 9:00 a.m., at the Royal Pavilion Hotel, St. James, Barbados.

PROPOSALS

         At the annual general meeting, shareholders will be asked to vote upon the following:

                  - A proposal to elect four nominees as directors to serve three-year terms. These directors will be members of a class of directors that will serve until the 2007 annual general meeting and until their respective successors have been duly elected.

                  - A proposal to approve the amendment of our Long-Term Incentive Plan to (1) increase the number of ordinary shares reserved for issuance to employees under the plan from 18,900,000 to 22,900,000, (2) increase the number of ordinary shares that may be issued to employees under the plan as restricted shares or deferred units from 2,000,000 to 6,000,000, (3)
                           provide for the award of deferred units, (4) replace automatic awards to outside directors with discretionary awards that are determined by our board, (5) restate the performance criteria specified in the plan for certain types of awards, (6) allow net share counting in determining the number of shares available for issuance under the plan and
                           (7) modify other provisions of the plan as described under "Proposal to Amend Our Long-Term Incentive Plan."

                  - A proposal to approve the appointment of Ernst & Young LLP as independent auditors for 2004.

                  - Any other matters that may properly come before the meeting.

         We know of no other matters that are likely to be brought before the annual general meeting.

QUORUM

         The presence, in person or by proxy, of shareholders holding a majority of our outstanding ordinary shares will constitute a quorum. Abstentions and "broker non-votes" will be counted as present for purposes of determining whether there is a quorum at the meeting.

RECORD DATE

         Only shareholders of record at the close of business on Thursday, March 18, 2004 are entitled to notice of and to vote, or to grant proxies to vote, at the meeting.

VOTES REQUIRED

         Approval of the proposal to elect the four nominees as directors requires the affirmative vote of a plurality of the votes cast. Abstentions and "broker non-votes" will not be counted in that vote.

         Approval of the proposal to amend our Long-Term Incentive Plan requires the affirmative vote of the holders of at least a majority of votes cast on the proposal, provided that the total number of votes cast on the proposal represents a majority of the votes entitled to be cast. Abstentions and "broker non-votes" on this proposal will not affect the voting on the proposal as long as holders of a majority of ordinary shares cast votes on the proposal. Otherwise, the effect of an abstention or "broker non-vote" is a vote against the proposal. The New York Stock Exchange prohibits its member organizations from giving a proxy to vote on an equity compensation plan unless the beneficial owner of the share has given instructions. As a result, beneficial owners are encouraged to give voting instructions to their brokers.

         Approval of the proposal to appoint Ernst & Young LLP as independent auditors requires the affirmative vote of holders of at least a majority of the ordinary shares present in person or by proxy at the meeting and entitled to vote on the matter. Abstentions and "broker non-votes" on the proposal have the effect of a vote against the proposal.

         As of the record date for the meeting, there were 320,751,973 ordinary shares outstanding and entitled to notice of and to vote at the meeting. Holders of ordinary shares on the record date are entitled to one vote for each share held.

PROXIES

         A proxy card is being sent to each shareholder as of the record date. If you properly received a proxy card, you may grant a proxy to vote on each of the four proposals by marking your proxy card appropriately, executing it in the space provided, dating it and returning it to us. We may accept your proxy by any form of communication permitted by Cayman Islands law and our articles of association. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares.

         If you have timely submitted a properly executed proxy card and clearly indicated your votes, your shares will be voted as indicated. If you have timely submitted a properly executed proxy card and have not clearly indicated your votes, your shares will be voted "FOR" the election of all director nominees and "FOR" each of the other two proposals.

         If any other matters are properly presented at the meeting for consideration, the persons named in the proxy card will have the discretion to vote on these matters in accordance with their best judgment. Proxies voted against any of the three proposals will not be voted in favor of any adjournment of the meeting for the purpose of soliciting additional proxies.

         You may revoke your proxy card at any time prior to its exercise by:

                  - giving written notice of the revocation to our Secretary;

                  - appearing at the meeting, notifying our Secretary and voting in person; or

                  - properly completing and executing a later-dated proxy and delivering it to our Secretary at or before the meeting.

         Your presence without voting at the meeting will not automatically revoke your proxy, and any revocation during the meeting will not affect votes previously taken. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee in revoking your previously granted proxy.

SOLICITATION OF PROXIES

         The accompanying proxy is being solicited on behalf of the board of directors. The expenses of preparing, printing and mailing the proxy and the materials used in the solicitation will be borne by us. We have retained D. F. King & Co., Inc. for a fee of $6,000, plus expenses, to aid in the solicitation of proxies. Proxies may be solicited by personal interview, telephone and telegram by our directors, officers and employees, who will not receive additional compensation for those services. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of ordinary shares held by those persons, and we will reimburse them for reasonable expenses incurred by them in connection with the forwarding of solicitation materials.

                              ELECTION OF DIRECTORS

         Our articles of association divide our board of directors into three classes: Class I, Class II and Class III. Four Class II directors are to be elected at our 2004 annual general meeting to serve for three-year terms expiring at the annual general meeting in 2007. Our board of directors has increased the size of the board from 10 to 11 directors to be effective at the upcoming annual general meeting.

         The board has nominated for election as Class II directors Robert L. Long, Martin B. McNamara, Robert M. Sprague and J. Michael Talbert. Mr. Sprague is not currently a director and is being nominated to fill the new board seat resulting from the increase in board size. Messrs. Long, McNamara and Talbert are standing for re-election. If any of the nominees becomes unavailable for any reason, which we do not anticipate, the board of directors in its discretion may designate a substitute nominee. If you have submitted an executed proxy card, your vote will be cast for the substitute nominee unless contrary instructions are given in the proxy.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ROBERT
L. LONG, MARTIN B. MCNAMARA, ROBERT M. SPRAGUE AND J. MICHAEL TALBERT AS CLASS II DIRECTORS.

NOMINEES FOR DIRECTOR -- CLASS II -- TERMS EXPIRING 2007

         ROBERT L. LONG, age 58, is President, Chief Executive Officer and a member of our board of directors. Mr. Long served as President from December 2001 to October 2002, at which time he assumed the additional position of Chief Executive Officer. Mr. Long also served as Chief Operating Officer from June 2002 until October 2002, Chief Financial Officer from August 1996 until December 2001, as Senior Vice President from May 1990 until the time of the Sedco Forex merger, at which time he assumed the position of Executive Vice President, and as Treasurer from September 1997 until March 2001. Mr. Long has been an employee since 1976 and was elected Vice President in 1987. Mr. Long is also a director of TODCO, a publicly traded drilling company in which we own a majority interest.

         MARTIN B. MCNAMARA, age 56, is Partner-in-Charge of the Dallas, Texas, office of the law firm of Gibson, Dunn & Crutcher and a member of the firm's finance and compensation committees. He has served as one of our directors since November 1994. During the past five years, Mr. McNamara has been in the private practice of law.

         ROBERT M. SPRAGUE, age 58, is the retired Regional Business Director of Shell EP International BV, a position in which he served from April 1997 until June 2003. Mr. Sprague served as Director - Strategy & Business Services for Shell EP International BV from January 1996 until March 1997 and as Exploration & Production Coordinator of Shell International Petroleum BV from May 1994 to December 1995. Mr. Sprague joined the Royal Dutch / Shell group of companies in 1967 and served in a variety of positions in the United States and Europe during his career, including as a director of Shell Canada Limited, a publicly traded company, from April 2000 to April 2003. Mr. Sprague is not currently one of our directors.

         J. MICHAEL TALBERT, age 57, has served as Chairman of our board of directors since October 2002 and a member of our board of directors since August 1994. Mr. Talbert also served as Chief Executive Officer from August 1994 until October 2002, Chairman of our board of directors from August 1994 until December 1999, and as President from December 1999 until December 2001. Prior to assuming his duties with us, Mr. Talbert was President and Chief Executive Officer of Lone Star Gas Company, a natural gas distribution company and a division of Ensearch Corporation. He is also a director of El Paso Corporation and of TODCO.

CONTINUING DIRECTORS -- CLASS III -- TERMS EXPIRING 2005

         PAUL B. LOYD, JR., age 57, has served as one of our directors since the R&B Falcon merger. Before the merger, he served as Chairman of the Board of R&B Falcon since January 1998 and Chief Executive Officer since April 1999. He was CEO and Chairman of the Board of R&B Falcon Drilling (International

         & Deepwater) Inc. (formerly Reading & Bates Corporation) from 1991 through 1997. Mr. Loyd has over 30 years of experience in the offshore drilling industry, having joined Reading & Bates in 1970 in its management-training program. He is also a director of Carrizo Oil & Gas, Inc. and Frontier Oil Corporation and is on the Board of Trustees of Southern Methodist University.

         ROBERTO MONTI, age 64, is the retired Executive Vice President of Exploration and Production for Repsol YPF. He was the President and Chief Executive Officer of YPF Sociedad Anonima from September 1995 to June 1999 prior to its acquisition by Repsol. From October 1993 to July 1995, he served as President of Dowell, a division of Schlumberger. He is also a director of Pecom Energia S.A. Mr. Monti has served as one of our directors since the Sedco Forex merger described below.

         IAN C. STRACHAN, age 60, is Chairman of the Board of Instinet Group Incorporated and a director of Reuters Group PLC, Xstrata plc, Rolls Royce Group plc and Johnson Matthey plc. He served as Deputy Chairman of Invensys plc from 1999 to 2000. He served as CEO of BTR plc from 1996 until its merger with Siebe plc in 1999, when it changed its name to Invensys plc. From 1987 to 1995, Mr. Strachan was with Rio Tinto plc, serving as CFO from 1987 to 1991 and as Deputy CEO from 1991 to 1995. He was employed by Exxon Corporation from 1970 to 1986. Mr. Strachan has served as one of our directors since the Sedco Forex merger.

CONTINUING DIRECTORS -- CLASS I -- TERMS EXPIRING 2006

         VICTOR E. GRIJALVA, age 65, is Chairman of the Board of Hanover Compressor Company. Mr. Grijalva has been a director since the Sedco Forex merger and served as Chairman of our board of directors until October 2002. He is the retired Vice Chairman of Schlumberger Limited. Before serving as Vice Chairman, he served as Executive Vice President of Schlumberger's Oilfield Services division from 1994 to January 1999 and as Executive Vice President of Schlumberger's Wireline, Testing & Anadrill division from 1992 to 1994. Mr. Grijalva is also an advisory director of Tenaris S.A.

         ARTHUR LINDENAUER, age 66, became Chairman of the Board of Schlumberger Technology Corporation, the principal U.S. subsidiary of Schlumberger Limited, in December 1998 and served in that position through February 2004. He previously served as Executive Vice President-Finance and Chief Financial Officer of Schlumberger from January 1980 to December 1998. Mr. Lindenauer was a partner with the accounting firm of Price Waterhouse from 1972 to 1980. Mr. Lindenauer is also a director of TODCO and the New York Chapter of the Cystic Fibrosis Foundation, a Trustee of the American University in Cairo and a member of the Board of Overseers of the Tuck School of Business at Dartmouth College. Mr. Lindenauer has served as one of our directors since the Sedco Forex merger.

         RICHARD A. PATTAROZZI, age 60, served at Shell Oil Company as President and CEO of Shell Deepwater Development Inc. and Shell Deepwater Production Inc. from 1996 to 1999. In early 1999, he was promoted to Vice President of Shell Oil Company, responsible for Shell Deepwater Development Inc., Shell Deepwater Production Inc. and the company's Shallow Water Gulf of Mexico exploration and production business and retired in January 2000. Mr. Pattarozzi joined Shell in 1966 in its offshore engineering organization and has more than 33 years of experience in the petroleum industry. Mr. Pattarozzi has served as one of our directors since the merger with R&B Falcon Corporation described below. Before the merger, he had served as a director of R&B Falcon since February 2000. He is also a director of Superior Energy Services, Inc., FMC Technologies, Inc., Global Industries, Ltd., Stone Energy Company and Tidewater, Inc., all of which are publicly traded.

         KRISTIAN SIEM, age 55, is Chairman and Chief Executive Officer of Siem Industries, Inc., an industrial holding company that owns offshore oil and gas drilling and subsea construction services businesses, a fleet of reefer vessels and a fleet of car carrying vessels through subsidiaries in Bermuda, the U.K. and Norway. Mr. Siem has served as one of our directors since September 1996 and was Chairman of Transocean ASA prior to its acquisition by us in 1996. Mr. Siem is also chairman of DSND Inc., Subsea 7 Inc., Star Reefers Inc. and Four Seasons Capital A.B. During the past five years, Mr. Siem has served as an executive officer with Siem Industries, Inc. and as Chairman of Wilrig AS, and on the boards of Kvaerner ASA, Norwegian

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         Cruise Line, Lambert Fenchurch Group Holdings plc and Oslo Reinsurance
         ASA. He was also a member of the board of directors of Saga Petroleum ASA until its merger with Norsk Hydro in September 1999.

MERGER WITH R&B FALCON AND DESIGNATION OF BOARD MEMBERS

         On January 31, 2001, we completed a merger transaction with R&B Falcon Corporation ("R&B Falcon") in which common shareholders of R&B Falcon received
0.5 newly issued ordinary shares for each R&B Falcon share and R&B Falcon became our indirect wholly owned subsidiary. Pursuant to the merger agreement, our board elected three new members who were designated by R&B Falcon in consultation with us and had previously served on the R&B Falcon board of directors. Two of those directors, Messrs. Loyd and Pattarozzi, continue to serve on our board of directors. On December 12, 2002, R&B Falcon changed its name to TODCO. On February 10, 2004, TODCO completed an initial public offering in which we sold a minority interest in TODCO to the public.

MERGER WITH SEDCO FOREX, DESIGNATION OF BOARD MEMBERS AND APPOINTMENT OF MR. GRIJALVA

         On December 31, 1999, we completed a merger with Sedco Forex Holdings Limited following the spin-off of Sedco Forex to Schlumberger stockholders on December 30, 1999. As a result of the merger, Schlumberger stockholders exchanged all of the Sedco Forex shares distributed to them by Schlumberger in the Sedco Forex spin-off for our ordinary shares, and Sedco Forex became our wholly owned subsidiary. Pursuant to the merger agreement, Transocean's board of directors designated Messrs. McNamara, Siem and Talbert as directors and Schlumberger's board of directors designated Messrs. Grijalva, Lindenauer, Monti and Strachan as directors. In the merger agreement, we agreed to nominate Mr. Grijalva to our board of directors to serve as Chairman until his 65th birthday (in July 2003). In October 2002, Mr. Grijalva resigned his position as Chairman but agreed to remain as a director.

CORPORATE GOVERNANCE

         We believe that we have long had good corporate governance practices, including having had written corporate governance guidelines, committee charters and a code of conduct for employees in place before enactment of the Sarbanes-Oxley Act and revisions to the corporate governance rules of the New York Stock Exchange (NYSE). Furthermore, the board has held separate meetings of the non-management directors for several years.

         In connection with the changing governance environment and in accordance with the Sarbanes-Oxley Act and new NYSE rules, however, we have re-examined and strengthened our corporate governance guidelines, committee charters and code of conduct and ethics. Our committee charters require, among other things, that the Committees and the board evaluate their own performance. We adopted our new corporate governance guidelines, committee charters and code of conduct and ethics during 2003 and further revised them in early 2004. These governance documents may be found on our website at www.deepwater.com under "Corporate Governance." Information contained on our website is not part of this proxy statement.

         We will continue to monitor our governance practices in order to maintain our high standards. Some specific governance issues are addressed below.

         Independence of Board Members/Committee Structure. Our corporate governance guidelines require that at least a majority of the directors meet the independence requirements of the NYSE. The board has carefully considered the criteria of the NYSE and believes that Arthur Lindenauer, Martin McNamara, Roberto Monti, Richard Pattarozzi, Ian Strachan and Robert Sprague are independent. In particular, the board reviewed the relationships that these directors (or director candidate, in the case of Mr. Sprague) had with our company and found that none are affiliated with any material customer or supplier of our company or are part of any charitable organization that received any significant contribution from our company and no director received any compensation other than the director compensation set forth in this proxy statement. In addition, the board believes that Kristian Siem is also independent, although we have requested clarification from the NYSE on the application of its per se independence disqualification rules to Mr. Siem in connection with the transactions described under "Certain Transactions." The board based this belief on its view that the transactions did not materially affect Mr. Siem's relationship with us due to the size of those transactions in comparison with the size of DSND Inc.

The board also determined that our contribution to a scholarship fund for American University in Cairo, of which Mr. Lindenauer serves as a Trustee, was not a material relationship based on the insignificant amount of our contribution and the fact that Mr. Lindenauer did not request us to make that contribution. We have restructured our Executive Compensation, Audit and Corporate Governance Committees so that, going forward, they are composed solely of independent directors under the new standards.

         Presiding Director for Executive Sessions. The nonmanagement directors met in executive session at each regularly scheduled board meeting in 2003. During 2004, they are scheduled to meet in executive session without management at each regularly scheduled board meeting as well. The board has designated Ian Strachan as the presiding director for their meetings of nonmanagement directors. Shareholders or other interested persons may send communications to the presiding director by writing to him c/o Mr. Eric B. Brown, Corporate Secretary, P.O. Box 2765, Houston, TX 77252-2765.

         Director Nomination Process. The board has designated the Corporate Governance Committee as the committee authorized to consider and recommend nominees for the board. We believe that all members of the Committee met the NYSE independence requirements at the time of its recommendation of candidates to the board. The Committee has since been restructured so that, going forward, all members of the Committee will be independent under the revised NYSE standards.

         Our Corporate Governance Guidelines require that the Governance Committee assess the needs of our company and the board so as to recommend candidates who will further our goals. In making that assessment, the Committee has determined that a candidate must have the following minimum qualifications:

         -        high professional and personal ethics and values;

         - a record of professional accomplishment in his/her chosen field;

         -        relevant expertise and experience; and

         - a reputation, both personal and professional, consistent with our core values.

         In addition to these minimum qualities, the Committee considers other qualities that may be desirable. In particular, the board is committed to having a majority of independent directors and, accordingly, the Committee evaluates the independence status of any potential director. The Committee evaluates whether or not a candidate contributes to the board's overall diversity and whether or not the candidate can contribute positively to the existing chemistry and culture among the board members. Also, the Committee considers whether or not the candidate may have professional or personal experiences and expertise relevant to our business and position as the leading international provider of offshore drilling services.

         The Committee has several methods of identifying candidates. First, the Committee considers and evaluates whether or not the existing directors whose terms are expiring remain appropriate candidates for the board. Second, the Committee requests from time to time that its members and the other board members identify possible candidates. Third, the Committee has the authority to retain one or more search firms to aid in its search. Robert Sprague was initially identified by a board member and then included in a group of candidates to be reviewed by a search firm retained by the Committee. The search firm assisted us in identifying potential board candidates, interviewing those candidates and conducting investigations relative to their background and qualifications.

         The corporate governance committee will consider nominees for director recommended by shareholders. Please submit your recommendations in writing, along with:

         - a resume of the nominee's qualifications and business experience;

         - a signed statement of the proposed candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director;

         - a statement that the writer is a shareholder and is proposing a candidate for consideration by the Committee;

         -        the name of and contact information for the candidate;

         - a statement detailing the candidate's business and educational experience;

         - information regarding the qualifications and qualities described under "Director Nomination Process" above;

         - a statement detailing any relationship between the candidate and any customer, supplier or competitor of ours;

         - financial and accounting background, to enable the Committee to determine whether the candidate would be suitable for audit committee membership; and

         - detailed information about any relationship or understanding between the proposing shareholder and the candidate.

         Submit nominations to Eric B. Brown, Corporate Secretary, Transocean Inc., 4 Greenway Plaza, Houston, Texas 77046. The extent to which the Committee dedicates time and resources to the consideration and evaluation of any potential nominee brought to its attention depends on the information available to the Committee about the qualifications and suitability of the individual, viewed in light of the needs of the board, and is at the Committee's discretion. The Committee evaluates the desirability for incumbent directors to continue on the board following the expiration of their respective terms, taking into account their contributions as board members and the benefit that results from increasing insight and experience developed over a period of time. Although the corporate governance committee will consider candidates for director recommended by shareholders, it may determine not to recommend that the board, and the board may determine not to, nominate those candidates for election to our board.

         In addition to recommending director nominees to the Committee, any shareholder may nominate directors at an annual general meeting. For more information on this topic, see "Proposals of Shareholders."

         Process for Shareholder Communications with the Board. The board has established a process whereby interested parties may communicate with the board and/or with any individual director. Shareholders may send communications in writing, addressed to the board or an individual director, c/o Mr. Eric B. Brown, Corporate Secretary, P.O. Box 2765, Houston, TX 77252-2765. The Corporate Secretary will forward these communications to the addressee.

         Director Attendance at Annual Meeting. We expect all our directors to attend our annual general meeting of shareholders. At the 2003 meeting, all directors were in attendance.

COMPENSATION OF DIRECTORS

         We are proposing to amend our Long-Term Incentive Plan to replace automatic awards to outside directors as described below with discretionary awards that are determined by our board as described under "Proposal to Amend Our Long-Term Incentive Plan." The board believes that directors should receive deferred units rather than options or share appreciation rights, commonly referred to as SARs. The board intends for such units to vest equally over a three-year period but be required to be held by a director until the director leaves the board. If the plan is approved by shareholders, the board intends to grant deferred units following the annual meeting to outside directors equal in value to $62,000, based upon the average price of our ordinary shares for the 10 trading days prior to the annual meeting. This grant would be in lieu of the current grants of stock options/stock appreciation rights discussed below. If the amendment of the plan is not approved, the board may review the fees and retainers currently paid to the directors. The board may grant directors joining our board after the annual meeting an award but it has not yet made a determination. The current overall compensation of directors is described below.

         Fees and Retainers. Our employees receive no extra pay for serving as directors. Each director who is not one of our officers or employees receives an annual retainer of $40,000, although Mr. Grijalva did not receive this retainer during a portion of 2003 because he was a party to a consulting agreement with us that terminated in July 2003. The audit committee chairman receives an additional $20,000 annual retainer, and the other committee chairmen each receive an additional $10,000 annual retainer. Nonemployee directors also receive a fee of $2,000 for each board meeting and $1,500 for each board committee meeting attended, plus incurred expenses where appropriate. Directors are eligible to participate in our deferred compensation plan. The director may defer any fees or retainer by investing those amounts in Transocean ordinary share equivalents or in other investments selected by the administrative committee of that plan.

         Stock Options/Stock Appreciation Rights. When elected, each outside director is currently granted an option to purchase 4,000 ordinary shares at the fair market value of those shares on the date of grant. Following the initial grant, if the outside director remains in office, the director is currently granted an additional option to purchase 6,000 ordinary shares after each annual general meeting at the fair market value of those shares on the date of grant. Directors residing in certain countries may receive SARs instead of options.

         Each stock option and SAR granted to a director has a ten-year term and becomes exercisable in equal annual installments on the first, second and third anniversaries of the date of grant assuming continued service on the board. In the event of an outside director's retirement in accordance with the board's retirement policy or his earlier death or disability, or in the event of a change of control of our company as described under "Compensation of Executive Officers -- Compensation Upon Change of Control," options and SARs will become immediately exercisable and will remain exercisable for the remainder of their ten-year term. Options and SARs will terminate 60 days after an outside director leaves the board for any other reason. However, if that person ceases to be a director for our convenience, as determined by the board, the board may at its discretion accelerate the exercisability and retain the original term of those options and SARs. This treatment was afforded the options of Alain Roger in connection with his retirement from the board in 2003. In connection with Ronald
L. Kuehn, Jr.'s resignation from the board in 2003, the board determined that his previously vested options would remain exercisable for the remainder of their ten-year terms.

         We have reserved an aggregate of 600,000 ordinary shares for issuance to outside directors under our Long-Term Incentive Plan, of which 205,481 remained available for grant as of March 1, 2004.

BOARD MEETINGS AND COMMITTEES

         During 2003, the board of directors held five regular meetings. Each of our directors attended at least 75% of the meetings during the year, including meetings of committees on which the director served.

         The board has standing executive compensation, finance and benefits, corporate governance and audit committees. In addition, the board may from time to time form special committees to consider particular matters that arise.

         Executive Compensation Committee. The executive compensation committee reviews and approves the compensation of our officers, administers our executive compensation programs, makes awards under the Long-Term Incentive Plan and the Performance Award and Cash Bonus Plan and establishes performance goals for our Chief Executive Officer and reviews his performance. The current members of the executive compensation committee are Mr. Pattarozzi, Chairman, and Messrs. Monti and Strachan. The executive compensation committee met five times during 2003.

         Finance and Benefits Committee. The finance and benefits committee approves our long-term financial policies and annual financial plans, insurance programs and investment policies. It also makes recommendations to the board concerning dividend policy, the issuance and terms of debt and equity securities and the establishment of bank lines of credit. In addition, the finance and benefits committee approves the creation, termination and amendment of certain of our employee benefit programs and periodically reviews the status of these programs and the performance of the managers of the funded programs. The current members of the finance and benefits committee are Mr. Siem, Chairman, and Messrs. Lindenauer, Loyd and Grijalva. The finance and benefits committee met four times during 2003.

         Corporate Governance Committee. The corporate governance committee makes recommendations to the board with respect to the selection and compensation of the board, how the board functions and how the board should interact with shareholders and management. It reviews the qualifications of potential candidates for the board of directors, coordinates the self-evaluation of the board and committees and recommends to the board nominees to be elected at the annual meeting of shareholders. The current members of the corporate governance committee are Mr. McNamara, Chairman, and Messrs. Monti and Pattarozzi. The corporate governance committee met five times during 2003.

         Audit Committee. The audit committee is directly responsible for the appointment, compensation, retention and oversight of our independent public accountants. The audit committee also monitors the integrity of our financial statements and the independence and performance of our auditors and reviews our financial reporting processes. The committee reviews and reports to the board the scope and results of audits by our outside auditor and our internal auditing staff and reviews the audit and other professional services rendered by the outside auditor. It also reviews with the outside auditor the adequacy of our system of internal controls. It reviews transactions between us and our directors and officers, our policies regarding those transactions and compliance with our business ethics and conflict of interest policies. The board of directors has adopted a written charter for the audit committee, which is attached as Appendix A to this proxy statement.

         The board requires that all members of the committee meet the financial literacy standard required under the NYSE rules and that at least one member qualifies as having accounting or related financial management expertise under the NYSE rules. In addition, the SEC has adopted rules requiring that we disclose whether or not our audit committee has an "audit committee financial expert" as a member. An "audit committee financial expert" is defined as a person who, based on his or her experience, satisfies all of the following attributes:

         - an understanding of generally accepted accounting principles and financial statements;

         - an ability to assess the general application of such principles in connection with the accounting for estimates, accruals, and reserves;

         - experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and level of complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities;

         - an understanding of internal controls and procedures for financial reporting; and

         -        an understanding of audit committee functions.

         The person is to further have acquired such attributes through one or more of the following:

         - education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

         - experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

         - experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

         -        other relevant experience.

         The current members of the audit committee are Mr. Lindenauer, Chairman, and Messrs. McNamara and Strachan. The audit committee met eight times during 2003. The board has reviewed the criteria set by the SEC and determined that Arthur Lindenauer qualifies as an "audit committee financial expert." Mr. Lindenauer is an accountant by education, was a partner in an accounting firm and served as the Chief Financial Officer of Schlumberger Limited, a public company.

         Finally, NYSE rules restrict directors that have relationships with the company that may interfere with the exercise of their independence from management and the company from serving on the audit committee. We believe that the members of the audit committee have no such relationships and are therefore independent for purposes of NYSE rules.

                             AUDIT COMMITTEE REPORT

         Our committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2003 with management, our internal auditors and Ernst & Young LLP. In addition, we have discussed with Ernst & Young LLP, the independent auditing firm for the Company, the matters required by Codification of Statements on Auditing Standards No. 61 (SAS 61). The Sarbanes-Oxley Act of 2002 requires certifications by the Company's chief executive officer and chief financial officer in certain of the Company's filings with the Securities and Exchange Commission ("SEC"). The committee discussed the review of the Company's reporting and internal controls undertaken in connection with these certifications with the Company's management and outside auditors. The audit committee has further periodically reviewed such other matters as it deemed appropriate, including other provisions of the Sarbanes-Oxley Act of 2002 and rules adopted or proposed to be adopted by the SEC and the NYSE.

         The committee also has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, and we have reviewed, evaluated and discussed the written disclosures with that firm and its independence from the Company. We also have discussed with management of the Company and the auditing firm such other matters and received such assurances from them as we deemed appropriate.

         Based on the foregoing review and discussions and relying thereon, we have recommended to the Company's Board of Directors the inclusion of the Company's audited financial statements for the year ended December 31, 2003 in the Company's Annual Report on Form 10-K for such year filed with the SEC.

         ARTHUR LINDENAUER, CHAIRMAN                             IAN C. STRACHAN

         MARTIN B. MCNAMARA

                       SECURITY OWNERSHIP OF 5% BENEFICIAL
                              OWNERS AND MANAGEMENT

         The table below shows how many ordinary shares each of our directors and nominees, each of the executive officers named in the summary compensation section below and all directors and executive officers as a group owned as of January 31, 2004. The table below also sets forth information concerning the persons known by us to beneficially own 5% or more of our ordinary shares.

                    AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

                                                                          SHARES OWNED             PERCENT OF SHARES
NAME OF BENEFICIAL OWNER                                               BENEFICIALLY (1)(2)       OWNED BENEFICIALLY (3)
------------------------                                               -------------------       ----------------------
Jean P. Cahuzac (4)...............................................          180,269
Gregory L. Cauthen (4)............................................           22,017
Victor E. Grijalva................................................           56,451
Arthur Lindenauer.................................................           19,121
Robert L. Long (4)(5).............................................          233,247
Paul B. Loyd, Jr..................................................        1,477,688
Martin B. McNamara................................................           44,755
Roberto Monti.....................................................           14,000
Richard A. Pattarozzi.............................................           40,000

Jan Rask..........................................................                0
Kristian Siem (6).................................................           24,841
Robert M. Sprague.................................................                0
Ian C. Strachan...................................................           14,500
J. Michael Talbert (4)(7).........................................          794,906
All directors and executive officers as a group (16 persons) (4)..        3,110,844
FMR Corp. (8).....................................................       21,239,142                      6.6%

(1) The business address of each director and executive officer is c/o Transocean Inc., 4 Greenway Plaza, Houston, Texas 77046.

(2) Includes options exercisable within 60 days held by Messrs. Cahuzac (178,594), Cauthen (19,167), Grijalva (14,000), Lindenauer (14,000), Long
     (190,999), Loyd (1,412,688), McNamara (33,672), Monti (14,000), Pattarozzi
     (40,000), Siem (24,841), Strachan (14,000), Talbert (713,792) and all
     directors and executive officers as a group (2,846,511). Also includes rights to acquire ordinary shares under our deferred compensation plan held by Messrs. Grijalva (17,304) and McNamara (10,083), and all directors and executive officers as a group (27,387).

(3) As of January 31, 2004, each listed individual and our directors and executive officers as a group beneficially owned less than 1.0% of the outstanding ordinary shares.

(4)  Includes:

                                                                                              All directors
                                                                                              and executive
                                                                                              officers as a
                         Mr. Cahuzac   Mr. Cauthen     Mr. Long    Mr. Rask     Mr.Talbert        group
                         -----------   -----------     --------    --------     ----------        -----
Shares held by
Trustee under  401(k)
plan.................          0              0          3,646          0         2,295           10,551
Shares held in
Employee Stock
Purchase Plan........      1,294          1,351          4,461          0             0           13,065

(5)  Includes 34,322 shares held in a joint account with his wife.

(6) Excludes 1,423,720 of our ordinary shares held by Siem Industries, Inc. Mr. Siem is the Chairman and Chief Executive Officer of Siem Industries, Inc. As a result, he may be deemed a beneficial owner of those ordinary shares.

(7)  Includes 78,536 shares held in a joint account with his wife.

(8) Based on a Schedule 13G filed with the SEC on February 17, 2004. According to the filing, FMR Corp. has sole voting power over 838,286 shares, sole dispositive power over 21,239,142 shares and shared voting or dispositive power over no shares. Of the shares reported, 20,259,956 shares are beneficially owned by Fidelity Management & Research Company, an investment adviser and a wholly-owned subsidiary of FMR Corp., as a result of acting as investment advisor to various investment companies (collectively, the "Fidelity Funds"); with respect to these shares, FMR Corp., Mr. Edward C. Johnson 3d and each of the Fidelity Funds exercise sole investment power and the Fidelity Funds' Boards of Trustees exercise sole voting power. Of the shares reported, 940,986 shares are beneficially owned by Fidelity Management Trust Company, a bank and a wholly-owned subsidiary of FMR Corp., as to which each of Mr. Johnson and FMR Corp., through its control of Fidelity Management Trust Company, has sole investment power with respect to 940,986 shares and sole voting power with respect to 796,586 shares. The remaining 38,200 shares reported are beneficially owned by Fidelity International Limited, an investment adviser and an entity independent of FMR Corp., as to which shares Fidelity International Limited exercises sole investment and voting power. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         We believe all Section 16(a) reporting requirements related to our directors and executive officers were timely fulfilled during 2003. This belief is based solely on a review of the reports required to be filed under Section 16(a) of the U.S. Securities Exchange Act of 1934 that have been furnished to us and written representations from those with filing obligations that all reports were timely filed.

                       COMPENSATION OF EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION COMMITTEE REPORT

INTRODUCTION

         The executive compensation committee's primary responsibility is to ensure that our executive compensation program aligns the interests of management with those of our shareholders. The committee is composed solely of nonemployee directors.

         Our report covers the following topics:

                  -        the role of the executive compensation committee

                  -        our executive compensation guiding principles

                  -        the components of our executive compensation program

                  -        our stock ownership guidelines

                  - the limitations on deductibility of non-performance based compensation

ROLE OF THE EXECUTIVE COMPENSATION COMMITTEE

         Our executive compensation program is designed to attract and retain a highly qualified and motivated management team and appropriately reward individual executives for their contributions to the attainment of key strategic goals. We review the compensation principles for the executive officers each year. We also review and establish the individual compensation levels for the executive officers. We have considered the advice of independent, outside consultants in determining whether the amounts and types of compensation we pay are appropriate.

         Following the 2003 reviews, the Committee established a leading-edge approach to the format of the long-term incentive program by adopting a new arrangement for the earning of equity awards by executives and key employees heavily weighted by performance goals. We believe that this fundamental departure from our historical and what we believe to be the more typical approach of awarding equity incentives subject only to time-vesting significantly improves our ability to align the interests of management with those of our shareholders and also exemplifies what we believe will be the future trend toward performance-based incentives.

EXECUTIVE COMPENSATION GUIDING PRINCIPLES

         The goal of the compensation program is to attract, motivate and retain the talented individuals we need to be a leader in our highly competitive industry. The following are the guiding principles of our program:

Align the interests of executives with those of our shareholders.

         We believe that executive compensation should be directly linked to results delivered to the shareholder. The cash bonus and long term incentive programs should ultimately deliver total compensation of executives that is predominantly determined by our success both in absolute terms and as measured against peer companies.

Performance-based compensation.

         We believe that individual bonus and equity-based compensation should be tied to how well we perform and individual employee performance, so that when performance meets or exceeds goals, our employees are compensated at the levels set for such goals, and when performance does not meet goals, bonus and equity-based awards for our employees are reduced or eliminated accordingly.

Compensation should be set at competitive levels.

         The Committee believes that executive compensation must be monitored to ensure that we maintain competitive compensation levels. We meet with outside consultants at least annually to review and compare the level of compensation we pay or award to key executives to the compensation practices of a peer group of companies. For 2003, the primary peer group of companies used to determine compensation (base salary, cash bonus incentives and long-term equity incentives) for key executives consisted of 15 publicly held companies that the Committee believes are generally of comparable financial size, business focus and scope; however, as described below, we use a narrower group of companies for comparisons based on return on capital.

Incentive compensation should be a greater part of total compensation for more senior positions.

         The portion of an employee's total compensation that varies based on our performance and individual performance should increase as the employee's business responsibilities increase. For 2003, over 83% of Mr. Long's target pay was subject to annual cash bonus program and long-term incentive performance goals.

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

         The three components of our compensation program are:

                  -        base salary

                  -        cash bonus incentives

                  -        long-term equity incentives

Base Salary

         We set base salaries for executive officers so that they approximate the size-adjusted median for salaries of comparable executives in our peer group. We adjust base salaries when warranted by an employee's experience and individual performance and when our market surveys or other similar information show that base salaries within the peer group are being adjusted. In line with this approach, Mr. Long's base salary was adjusted from $600,000 to $660,000 in July 2003.

Cash Bonus Incentives

         We award annual cash bonus incentive opportunities under the Performance Award and Cash Bonus Plan. The amount of an executive's bonus opportunity, which is expressed as a percentage of base salary, depends primarily upon that individual's position and responsibilities and bonus opportunities provided to comparable positions within our peer group. At the beginning of each year, the Committee reviews and approves annual performance goals. Shortly after the end of the year, the Committee determines the appropriate bonus payout levels based on the degree to which these goals have been achieved. The annual incentive program is designed to pay total annual cash compensation, which is salary plus bonus, above the median of our peer group when we meet substantially all of the goals established for an executive's bonus opportunity. Similarly, when the goals are not achieved, the program is intended to result in total annual cash compensation below the median of our peer group. The Committee also has the discretion to award performance-based cash bonuses under our Long-Term Incentive Plan.

         The Committee determined that the payout for an executive's 2003 bonus opportunity was to be based on the level of achievement of a company-wide financial goal, corporate goals and individual goals, as described below. The financial goal was weighted at 50%, the corporate goals at 35% and the individual goals at 15%. For 2003, bonus opportunities ranged from 30% to 90% of base pay. The actual percentage payment can range from 0% to 200% of the bonus opportunity, depending on the Committee's evaluation of an individual's performance against his or her goals. The Committee may use its discretion to adjust payments downward from these amounts or to make additional cash bonus awards beyond the bonus opportunity to recognize exceptional individual performance or to take account of other factors.

         The financial goals included in the 2003 bonus opportunities under our Performance Award and Cash Bonus Plan for senior management was our 2003 earnings per share ("EPS") as compared to our budgeted EPS, and a measure of cash flow return on capital ("CFROC"), as assessed and ranked to a group of companies within our peer group. Payout of the EPS goal was based on minimum, target and maximum levels of achievement. The corporate goals for all senior executives included in the 2003 bonus opportunities included operating excellence, technical leadership and annual goals relating to safety and customer focus programs.

         The Committee met in December 2003 and February 2004 to review the EPS and CFROC performance and the attainment of the corporate goals and objectives for the year 2003. Based on this review, the Committee determined that Mr. Long would not receive a bonus for 2003 under our Performance Award Cash Bonus Plan or Long Term Incentive Plan primarily because EPS results did not meet expectations for the year and because of the number of safety-related incidents that occurred during the year.

Long - Term Incentives: Stock Options, Contingent Stock Options and Contingent Restricted Stock

         The long-term equity incentive component of our executive compensation program is designed to align executive and shareholder interests by rewarding executives for the attainment of a total shareholder return ("TSR") and a cash flow return on capital that ranks favorably within our peer group. In previous years, we principally granted time-vested stock options to our executives as long-term equity incentives and occasionally granted time-vested restricted stock awards when specific results were met. In an effort to further align executive and shareholder interests, we have made a fundamental change in our equity awards through the granting of contingent stock options and contingent restricted stock based on company performance.

         The committee currently intends to administer the long-term equity incentive program through annual grants of these contingent stock options and contingent restricted shares to designated executive officers and other key employees. The committee may also make special awards to individual executives and other key employees during the year on a discretionary basis. The peer group of companies used to measure our relative TSR consists of 15 publicly traded companies with a focus on contract drilling and oilfield services. The peer group of companies used to measure our relative CFROC rank is a more narrowly defined group of 10 companies comprised primarily of contract drillers. In July 2003, the Committee made grants of contingent stock options, contingent restricted stock and time-vested stock options to executives and certain key employees, including Mr. Long, and contingent restricted stock grants to other key employees in order to further the goal of aligning the executives' and key employees' interests with those of our shareholders and to encourage management continuity. The committee intends to award only contingent awards as part of the annual 2004 grant.

         Each executive officer is given a target grant opportunity based on the executive's individual position and compensation survey data of our peer group. The executives may be granted a combination of contingent stock options, contingent restricted shares and time-vested stock options that in total combined value approximate the 75th percentile level each year, subject to the Committee's discretion to grant more or fewer options or restricted shares. Contingent awards are based upon a two-year performance period at the end of which the number of contingent shares received and/or options retained is determined based on our performance relative to peer groups using TSR and CFROC rankings. In general terms, performance at the top of the relevant peer groups results in the executive retaining all of the contingent options and receiving all of the restricted shares. Conversely, performance within the approximate bottom quartile results in contingent options being forfeited and restricted stock not being received. Performance between these limits results in partial retention of the contingent options and partial receipt of the restricted stock in correlation to the peer rankings. One-third of the contingent options and restricted shares vest at the end of the performance period (year 2), with the remainder vesting in years 3 and 4.

         Based upon the above criteria, in July 2003, we granted Mr. Long time-vested options to purchase 53,140 ordinary shares at an exercise price of $21.20 per share, which was the fair market value of the ordinary shares at the date of the grant. At the same time, we also granted Mr. Long 159,400 contingent options to purchase ordinary shares at an exercise price of $21.20 and 97,240 contingent restricted shares. Both the contingent option and contingent restricted share grants are subject to a two year performance period ending December 31, 2004, at which time the determination of how many of these options or shares to be retained by Mr. Long, if any, will be made on the basis of relative TSR and CFROC measures to peer groups.

STOCK OWNERSHIP GUIDELINES

         The Committee believes that it is important for our executives to build and maintain a significant minimum equity stake in our company and that these ownership requirements should be an integral part of our performance-based grant program. Our ownership policy only covers the restricted shares awarded under this program beginning with the 2003 grants. In order to sell any restricted shares granted under the program, our ownership policy requires executives to hold and maintain after the sale vested shares with a value equal to or greater than the following:

                  - our Chief Executive Officer -- five times annual base salary;

                  - an Executive or Senior Vice President -- three times annual base salary;

                  - a Vice President or a Region Manager -- two times annual base salary.

         Should the share price later decline whereby an executive falls below the required holdings, the executive is precluded from further sales of restricted shares granted under the program until such time as the executive again meets the ownership requirements. Ownership status by each executive shall be reviewed by the Committee on an annual basis. The Committee will consider the size of and/or eligibility for any future awards to any executive found to have knowingly violated the above requirements.

LIMITATIONS ON DEDUCTIBILITY OF NON-PERFORMANCE BASED COMPENSATION

         To the extent attributable to our U.S. subsidiaries and otherwise deductible, Section 162(m) of the U.S. Internal Revenue Code limits the tax deduction that our U.S. subsidiaries can take with respect to the compensation of designated executive officers, unless the compensation is "performance-based." The Committee expects that all income recognized by executive officers upon the exercise of stock options granted under the Long-Term Incentive Plan will qualify as performance-based compensation.

         Under the Long-Term Incentive Plan, the Committee has the discretion to award performance-based cash compensation that qualifies under Section 162(m) of the U.S. Internal Revenue Code based on the achievement of objective performance goals. All of our executive officers are eligible to receive this type of award. The Committee has determined, and may in the future determine, to award compensation that does not qualify under Section 162(m) as performance-based compensation.

CONCLUSION

         The Committee believes that the executive compensation philosophy that we have adopted effectively serves our interests and those of our shareholders. It is the Committee's intention that the pay delivered to executives be commensurate with our performance.

         This report is issued as of February 11, 2004. The Committee membership has changed since that date.

         RICHARD A. PATTAROZZI, CHAIRMAN                        ROBERTO L. MONTI

         PAUL B. LOYD, JR.                                      KRISTIAN SIEM

EXECUTIVE COMPENSATION

         The table below shows the compensation during 2001, 2002 and 2003 of our Chief Executive Officer and our four most highly compensated executive officers other than our Chief Executive Officer who were serving as executive officers at the end of 2003 (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                          ANNUAL COMPENSATION                   COMPENSATION AWARDS
                                          -------------------                   -------------------
                                                                            Restricted     Securities
     Name and                                             Other Annual         Stock        Underlying         All Other
Principal Position    Year      Salary($)  Bonus($)(1)  Compensation($)     Award($)(2)   Options/SARs    Compensation($)(5)
------------------    ----      ---------  -----------  ---------------     -----------   ------------    ------------------
J. Michael Talbert..  2003       475,000          0             0                    0             0         1,887,880(6)
   Chairman           2002       851,042    735,000             0                    0       200,000(3)      2,318,844(6)
                      2001       896,218    625,000             0                    0       175,000(3)         86,550

Robert L. Long......  2003       627,000          0             0            2,061,488       212,540(4)        800,322(7)
   President and      2002       520,833    400,000             0                    0       110,000(3)        968,380(7)
   Chief              2001       460,494    260,039             0                    0        50,000(3)         46,938
    Executive
   Officer

Jean P. Cahuzac.....  2003       401,875          0        42,097(9)         1,374,396       141,700(4)         63,744(8)
   Executive Vice     2002       395,000    281,768        45,486(9)                 0        75,000(3)         57,547(8)
   President,         2001       384,244    196,656        50,365(9)                 0        50,000(3)         74,708(8)
   Chief  Operating
   Officer

Gregory L. Cauthen..  2003       309,167     73,118             0            1,030,744       106,270(4)         14,255
   Senior Vice        2002       286,458    154,340             0                    0        40,000(3)         13,002
   President and      2001       176,791     53,270             0                    0        30,000(3)          1,060
   Chief Financial
   Officer

Jan Rask (9)........  2003       530,000          0             0                    0             0                 0
   President and      2002       242,917    194,103             0                    0             0                 0
   Chief Executive
   Officer of TODCO

-----------

         (1) The amount shown as "Bonus" for a given year includes amounts earned with respect to that year but paid in the first quarter of the following year.

         (2) Represents the dollar value of an opportunity to be awarded shares of restricted stock based on the closing market price of our ordinary shares on the date the opportunity was granted (97,240 shares for Mr. Long, 64,830 shares for Mr. Cahuzac and 48,620 shares for Mr. Cauthen), assuming full vesting of the shares subject to the opportunity. The actual number of restricted shares that are awarded is subject to performance-based conditions. One-third of the shares that are awarded vest at the end of a two-year performance period, and the remainder vest after years three and four. For a discussion of our contingent, performance-based equity awards, see " -- Executive Compensation Committee Report."

         (3) Represents time-vested options to purchase our ordinary shares at fair market value on the date of the grants.

         (4) Represents time-vested options to purchase ordinary shares (53,140 for Mr. Long, 35,430 for Mr. Cahuzac and 26,570 for Mr. Cauthen) and contingent options to purchase ordinary shares (159,400 for Mr. Long, 106,270 for Mr. Cahuzac and 79,700 for Mr. Cauthen), in each case at the fair market value on the date of grant. The actual number of contingent options that vest is subject to performance-based conditions. For a discussion of our contingent, performance-based equity awards, see " -- Executive Compensation Committee Report."

         (5) With respect to 2003, the amounts shown as "All Other Compensation" include the following:

                            Mr. Cahuzac      Mr. Cauthen   Mr. Long           Mr. Rask    Mr. Talbert
                            -----------      -----------   --------           --------    -----------
Matching contributions
under the Savings Plan ...     9,000            9,000        9,000                0           9,000
Contributions under the
Supplemental Benefit
Plan.................. ...    10,307            5,255       22,024                0          20,152
Defined contribution
international
retirement benefit plan ..    44,437                0            0                0               0

         (6) In addition to the items listed in footnote (5), includes payments of $1,858,728 in 2003 and $2,272,943 in 2002 to Mr.
                  Talbert in connection with the change of control provisions in his former employment agreement. See " -- Employment Agreements."

         (7) In addition to the items listed in footnote (5), includes payments of $769,298 in 2003 and $942,509 in 2002 to Mr. Long in connection with the change of control provisions in his former employment agreement. See " -- Employment Agreements."

         (8) For the years 2003, 2002 and 2001, includes payments to Mr. Cahuzac relating to school fees ($34,463, $30,192 and $31,876, respectively) and home country travel entitlement ($7,635, $14,172 and $7,610, respectively).

         (9) Mr. Rask began his employment on July 16, 2002 with TODCO, a publicly traded drilling company in which we own a majority interest.

OPTIONS GRANTED

         The table below contains information with respect to options to purchase our ordinary shares granted to the named executive officers in 2003.

                            OPTION/SAR GRANTS IN 2003

                                                                                            Potential Realizable
                                                   Individual Grants                               Value at
                                 ----------------------------------------------------        Assumed Annual Rates
                                                 % of Total                                       of Company
                                   Number of    Options/SARs                                      Share Price
                                  Securities     Granted to                                 Appreciation for Option
                                  Underlying       Company      Exercise                        Term (10 Years)
                                  Options/SARs  Employees in     Price     Expiration          ---------------
             Name                   Granted         2003       ($ /share)    Date(1)         5%(2)           10%(2)
             ----                   -------         ----       ----------    -------         -----           ------
J. Michael Talbert...........             0           0                 -           -    $        0       $        0
Robert L. Long ..............        53,140(3)        3            $21.20     7/10/13    $  708,493       $1,795,459
                                    159,400(4)       10            $21.20     7/10/13    $2,125,211       $5,385,702
Jean P. Cahuzac .............        35,430(3)        2            $21.20     7/10/13    $  472,373       $1,197,085
                                    106,270(4)        7            $21.20     7/10/13    $1,416,852       $3,590,581
Gregory L. Cauthen...........        26,570(3)        2            $21.20     7/10/13    $  354,246       $  897,730
                                     79,700(4)        5            $21.20     7/10/13    $1,062,606       $2,692,851
Jan Rask.....................             0           0                 -           -    $        0       $        0

------------------

         (1) The options are subject to termination prior to their expiration date in some cases where employment is terminated.

         (2) These columns show the gains the named executives and all of our shareholders could realize if our shares appreciate at a 5% or 10% rate. These growth rates are arbitrary assumptions specified by the Securities and Exchange Commission, not our predictions.

         (3)      Represents time-vested options to purchase ordinary shares.

         (4) Represents contingent, performance-based options to purchase ordinary shares. The actual number of contingent options that vest is subject to performance-based conditions. For a discussion of our contingent, performance-based equity awards, see " -- Executive Compensation Committee Report."

AGGREGATE OPTION EXERCISES

         The following table shows information concerning options to purchase our ordinary shares the named executive officers exercised during 2003, and unexercised options they held as of December 31, 2003:

       AGGREGATED OPTION EXERCISES IN 2003 AND 2003 YEAR-END OPTION VALUE

                                                                 Number of Securities
                                                                      Underlying                Value of Unexercised,
                                                                 Unexercised Options            In-the-Money Options
                                    Shares                        at Fiscal Year End             at Fiscal Year End
                                  Acquired on       Value        -------------------             -------------------
             Name                  Exercise       Realized     Exercisable  Unexercisable   Exercisable(1)   Unexercisable
             ----                  --------       --------     -----------  -------------   -------------    -------------
J. Michael Talbert...........          0            $0.00       713,792       191,668       $1,129,192        $       0
Robert L. Long...............          0            $0.00       190,999       302,541(2)    $   97,784        $ 770,241
Jean P. Cahuzac..............          0            $0.00       178,594       208,368(2)    $   43,248        $ 484,679
Gregory L. Cauthen...........          0            $0.00        16,667       127,103(2)    $        0        $ 298,619
Jan Rask.....................          0            $0.00             0             0                0                0

----------------

         (1) The value of each unexercised in-the-money option is equal to the difference between $24.00, which was the closing price of our ordinary shares on December 31, 2003, and the exercise price of the option.

         (2) Includes contingent, performance-based options to purchase ordinary shares granted in 2003 (159,400 for Mr. Long, 106,270 for Mr. Cahuzac and 79,700 for Mr. Cauthen). The actual number of contingent options that vest is subject to performance-based conditions. For a discussion of our contingent, performance-based equity awards, see " -- Executive Compensation Committee Report."

DEFINED BENEFIT PLANS

         We maintain a U.S. Retirement Plan for our qualifying employees and officers and those of participating subsidiaries. In general, we base annual retirement benefits on average covered compensation for the highest five consecutive years of the final ten years of employment and years of service. We include salaries and bonuses as covered compensation under the U.S. Retirement Plan. We do not include (1) amounts relating to the grant or vesting of restricted shares, the exercise of options and SARs, and receipt of tax-offset supplemental payments with respect to options, SARs or restricted shares, or (2) employer contributions under our Savings Plan or our Supplemental Benefit Plan.

         The maximum annual retirement benefit under our U.S. Retirement Plan is generally 60% of the participant's average covered compensation minus 19.5% of his or her covered social security earnings. The eligible survivors of a deceased U.S. Retirement Plan participant are entitled to a survivor's benefit under the plan.

         Eligible participants in our U.S. Retirement Plan and their eligible survivors are entitled to receive retirement and survivors benefits that would have been payable under the U.S. Retirement Plan but for the fact that benefits payable under funded pension plans are limited by U.S. tax laws. As a general rule, during 2003, the U.S. tax laws limited annual benefits under tax-qualified retirement plans to $160,000, subject to reduction in some cases, and required those plans to disregard any portion of the participant's 2003 compensation in excess of $200,000. A participant may choose to have these benefits paid either as a life annuity or in a cash lump sum upon termination of employment.

         Mr. Cahuzac is a non-U.S. citizen and participated in a defined contribution international retirement plan. Effective January 1, 2004, he began participation in our U.S. Retirement Plan. Mr. Rask does not participate in our U.S. Retirement Plan or our Supplemental Benefit Plan.

         The following table shows the estimated pension benefits payable under the pension plan and the supplemental benefit plan at age 65 based on compensation that is covered by the pension plan and the supplemental benefit plan, years of service with us and the payment in the form of a lifetime annuity:

                                                            YEARS OF SERVICE
FINAL AVERAGE      -------------------------------------------------------------------------------------------------
EARNINGS                  10               15               20              25               30               35
--------------------------------------------------------------------------------------------------------------------
$      100,000     $      20,000    $       30,000   $       40,000  $      50,000    $      60,000    $      60,000
$      300,000     $      60,000    $       90,000   $      120,000  $     150,000    $     180,000    $     180,000
$      500,000     $     100,000    $      150,000   $      200,000  $     250,000    $     300,000    $     300,000
$      700,000     $     140,000    $      210,000   $      280,000  $     350,000    $     420,000    $     420,000
$      900,000     $     180,000    $      270,000   $      360,000  $     450,000    $     540,000    $     540,000
$    1,100,000     $     220,000    $      330,000   $      440,000  $     550,000    $     660,000    $     660,000
$    1,300,000     $     260,000    $      390,000   $      520,000  $     650,000    $     780,000    $     780,000
$    1,500,000     $     300,000    $      450,000   $      600,000  $     750,000    $     900,000    $     900,000
$    1,700,000     $     340,000    $      510,000   $      680,000  $     850,000    $   1,020,000    $   1,020,000
$    1,900,000     $     380,000    $      570,000   $      760,000  $     950,000    $   1,140,000    $   1,140,000

         Annual benefits are shown before deduction of 6.5% of average covered social security earnings after 10 years of service, 9.75% after 15 years of service, 13.0% after 20 years of service, 16.25% after 25 years of service, and 19.25% after 30 or more years of service.

         The Final Average Earnings as of December 31, 2003 for Messrs. Talbert, Long and Cauthen were $1,497,602, $724,899, and $348,953 respectively. Messrs. Talbert, Long and Cauthen have approximately 9.33, 28.50, and 2.58 years, respectively, of credited service under the pension plan and the supplemental benefit plan.

PERFORMANCE GRAPH

         The graph below compares the cumulative total shareholder return of (1) our ordinary shares, (2) the Standard & Poor's 500 Stock Index and (3) the Simmons & Company International Upstream Index over our last five fiscal years. The graph assumes that $100 was invested in our ordinary shares and each of the other two indices on December 31, 1997, and that all dividends were reinvested on the date of payment.

                       CUMULATIVE TOTAL SHAREHOLDER RETURN

                        INDEXED TOTAL SHAREHOLDER RETURN
                     DECEMBER 31, 1999 -- DECEMBER 31, 2003

                              [PERFORMANCE GRAPH]

                                                                  December 31,
                                                                  ------------
                                     1999             2000             2001            2002            2003
                                     ----             ----             ----            ----            ----
Transocean                          100.00           136.84           101.25           69.94           72.34
S&P 500                             100.00            90.90            80.12           62.44           80.24
Simmons Upstream Index              100.00           169.81           126.92          121.69          140.14

CHANGE OF CONTROL PROVISIONS OF BENEFIT PLANS

         Some of our benefit plans provide for the acceleration of benefits in the event of a change of control of our company. A change of control generally includes acquisitions of beneficial ownership of 20% or more of our ordinary shares, changes in board composition and certain merger and sale transactions.

         Upon the occurrence of a change of control, all outstanding restricted shares actually granted under the Long-Term Incentive Plan will immediately vest and all options and SARs granted under the Long-Term Incentive Plan to outside directors or held by then-current employees will become immediately exercisable. Half of the shares subject to performance-based opportunities to be awarded shares of restricted stock that were granted to certain employees in 2003 but have not yet been determined will immediately vest upon the occurrence of a change of control. In addition, the executive compensation committee may provide that if a SAR is exercised within 60 days of the occurrence of a change of control, the holder will receive a payment equal to the excess over the amount otherwise due of the highest price per ordinary share paid during the 60-day period prior to exercise of the SAR. The executive compensation committee also may provide that the holder is entitled to a supplemental payment on that excess. Those payments are in addition to the amount otherwise due on exercise. Also, upon the occurrence of a change of control, the participant will become vested in 100% of the maximum performance award he could have earned under our Performance Award and Cash Bonus Plan for the proportionate part of the performance period prior to the change of control and will retain the right to earn out any additional portion of his award if he remains in our employ. If the amendment of our Long-Term Incentive Plan is approved by shareholders, it will provide for minimum vesting restrictions for restricted share and deferred unit awards.

         The Sedco Forex merger constituted a change of control under our Long-Term Incentive Plan and Performance Award and Cash Bonus Plan.

CONSULTING AGREEMENTS WITH DIRECTORS

         As part of the Sedco Forex merger and as a condition to his appointment as Chairman of the Board, we entered into a consulting agreement with Victor E. Grijalva. The consulting agreement terminated in July 2003 and contained the following material terms:

         - Mr. Grijalva remained as a member of our board and provided consulting services to us, as an independent contractor, with regard to long-range planning, strategic direction and integration and rationalization matters;

         -        we paid Mr. Grijalva $400,000 per year;

         - we were to indemnify Mr. Grijalva in connection with the services he provided to the fullest extent available under our articles of association; and

         - Mr. Grijalva was entitled to the non-cash compensation and benefits we provided to non-employee directors.

         Mr. Grijalva received a pro rata portion of the normal director retainer for part of 2003 after the expiration of his consulting agreement.

         At the time of the R&B Falcon merger, R&B Falcon entered into a consulting agreement with Paul B. Loyd, Jr. The consulting agreement, which has now expired, contained the following material terms:

         - the term of the consulting agreement was for a period of two years following the date of Mr. Loyd's termination of employment from R&B Falcon, which occurred on January 31, 2001, and he could terminate it at any time on 30 days' advance written notice;

         - Mr. Loyd would provide consulting services with regard to strategies, policies, special projects, incentives, goals and other matters related to the development and growth of R&B Falcon for a minimum of 30 hours per month;

         - Mr. Loyd agreed not to perform substantially similar services during the term of the consulting agreement for any other company that provides offshore contract drilling services;

         - we would pay Mr. Loyd $360,000 per year and he would waive all director's fees or other remuneration that he would otherwise receive for being a member of our board of directors; and

         - Mr. Loyd would be entitled to reimbursement of expenses incurred in providing consulting services.

         Mr. Grijalva and Mr. Loyd are now entitled to the same compensation and benefits as other non-employee members of the board in accordance with our policies.

EMPLOYMENT AGREEMENTS

         During September and October 2000, we entered into new agreements with some of our executive officers, including Messrs. Talbert and Long. These agreements replaced agreements entered into prior to the Sedco Forex merger. The prior agreements provided that the occurrence of a change in control triggered employment agreements which contained provisions that allowed executives to leave for any reason during a specified period following the change of control and receive the payments defined in the employment agreements, which generally guaranteed a minimum salary and bonus for a period of three years. The Sedco Forex merger triggered these provisions, and as a result, the executives could have left for any reason during January 2001 and received the payments under the employment agreements. In order to induce the executives to remove such right and remain with our company, we offered the executives either (a) a cash payment equivalent to the amount otherwise due under the employment agreement as if the executive left in January 2001 to be vested and paid, with interest, over a three year period in equal annual installments commencing January 2002, in exchange for termination of the employment agreement (such amounts would become payable if the executive remained employed, and would become payable in a lump sum if the executive's termination occurred due to death, disability or termination without cause, or due to certain reductions in authority or base salary), or (b) an extension of the existing employment agreement for three years beyond the current one month trigger period with a first term of 18 months during which the employee commits to remain with our company, followed by an additional term of 18 months (commencing July 1, 2002) during which the employee can self trigger the payment rights to predetermined amounts, with interest, under the employment agreement by terminating his or her employment. Messrs. Talbert and Long entered into agreements described in clause (b) of the foregoing sentence. None of the new agreements contain change of control provisions. The agreements with Messrs. Talbert and Long provide that in the event the payments called for under the agreement would subject the executive to an excise tax under Section 4999 of the U.S. Internal Revenue Code, the executive will be entitled to receive an additional "gross-up" payment in some circumstances.

         In May 2002, Mr. Long entered into an agreement revoking his employment agreement described above, which had provided him a right to leave for any reason and receive his change of control payments. The new agreement provides for a cash payment of $2,142,756 to be vested and paid, with interest, over a three year period in equal annual installments beginning June 1, 2002. The amount of this payment is approximately equal to the amount Mr. Long would have been entitled to receive under his employment agreement if his employment had been terminated in January 2001.

         In October 2002, in connection with the change in his duties with our company, Mr. Talbert entered into an agreement revoking his employment agreement described above, which had provided him a right to leave for any reason and receive his change of control payments. The new agreement provides for the reduction in his annual salary to $475,000 and a cash payment of $4,877,593 to be vested and paid, with interest, over a three year period in equal annual installments beginning October 2002. The amount of this payment is approximately equal to the amount Mr. Talbert would have been entitled to receive under his prior employment agreement if his employment had been terminated in January 2001. The agreement also provides that Mr. Talbert will tender his resignation as Chairman of the Board for action by the board of directors on the earliest to occur of any regularly scheduled meeting of the board of directors in October 2004 and October 16, 2004.

         The charter of the executive compensation committee has now been changed to prohibit "single-trigger" change of control employment agreements that are triggered solely by a change of control.

         Neither Mr. Cahuzac nor Mr. Cauthen is a party to an employment agreement with us.

         TODCO entered into an employment agreement with Mr. Rask effective as of July 16, 2002, as amended on December 12, 2003, to serve as Chief Executive Officer and President of TODCO in exchange for specified compensation and benefits. The initial term of his employment agreement ends on January 16, 2007. Afterwards, the agreement automatically renews for an additional one-year term on each anniversary of the effective date of the agreement unless either party gives at least a six-month advance written notice of nonrenewal. Mr. Rask's employment agreement calls for a minimum base salary of $530,000 per year, which will be reviewed at least annually and may be increased afterwards. The agreement also affords Mr. Rask the opportunity to receive an annual discretionary bonus that is tied to his achievement of specified performance objectives established by TODCO's board of directors. Mr. Rask's annual discretionary bonus is calculated by multiplying his percentage of attained objectives by his annual target bonus, which is a specified percentage of his base salary. For each year of the initial term of his employment agreement, Mr. Rask's annual target bonus will be no less than 70% of his base salary. Under the agreement, Mr. Rask also is eligible to receive stock option awards at the discretion of TODCO's board of directors and is entitled to participate in TODCO's applicable incentive, savings, retirement and welfare plans and to receive specified perquisites.

         Under the employment agreement, Mr. Rask received a nonqualified stock option to purchase 1,200,000 shares of TODCO Class A common stock immediately after the closing of the initial public offering of TODCO. The exercise price of the shares subject to the option, $12.00, is equal to the price to the public for the shares sold in the offering. The option has a ten-year term (except in the case of Mr. Rask's termination) and one-half of the shares subject to the option became exercisable on February 10, 2004, the closing date of the offering. The remaining shares subject to the option become exercisable the first two anniversaries of the closing date of the offering in equal increments. In addition to the option, Mr. Rask received 156,496 restricted shares of TODCO Class A common stock. The restricted shares vest on July 16, 2005. The option and restricted shares are subject to the other terms and conditions, consistent with the foregoing, of TODCO's incentive plan and the applicable award agreement.

         Under the employment agreement, if Mr. Rask voluntarily terminates his employment (other than in connection with a "change in control" as defined in the agreement) with 90 days' advance written notice or if his employment is terminated due to death or disability, he will receive his unpaid base salary through his termination date, any bonus payable for the relevant year and any other benefits to which he has a vested right. Additionally, in the event of a termination due to death or disability, the option and restricted shares awarded to him, will fully vest and the option will remain exercisable for its full term.

         Upon termination of his employment by TODCO (except under limited circumstances defined as for "cause" in the agreement), Mr. Rask will receive
(1) his unpaid base salary for his remaining employment term (which includes the initial term and any renewals), (2) any bonus payable for the relevant year, (3) full vesting of the option awarded to him and exercisability through its full term, (4) full vesting of restricted shares awarded to him and (5) any other benefits to which he has a vested right.

         In the event of a termination of his employment by TODCO (except under limited circumstances defined as for "cause" in the agreement) or by Mr. Rask for specified reasons, such as his removal from the position of Chief Executive Officer and President of TODCO, or the assignment to him of duties materially inconsistent with his position with TODCO (for "good reason"), within the 18-month period immediately following a "change in control" as defined in the agreement (a "change in control termination"), Mr. Rask will be entitled to receive (1) three times his annual compensation for the year of termination (which is the sum of his base salary and his annual target bonus, or, if greater, the highest bonus paid to him under the agreement during the most recent 36-month period), (2) any bonus payable for the relevant year, (3) continuation of specified welfare benefits for three years, (4) full vesting of the option awarded to him, and exercisability through its full term, and (5) full vesting of restricted shares awarded to him.

         The employment agreement also provides for covenants limiting competition with TODCO, or any of its affiliates, and limiting solicitation for employment of any of TODCO's employees, or any employees of its affiliates, for 18 months following a change in control termination or for one year following any other termination of employment and a covenant to keep specified nonpublic information relating to TODCO, or any of its affiliates, confidential. With respect to any payment or distribution to Mr. Rask the agreement provides for a tax gross-up payment designed to keep him whole with respect to any taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the executive compensation committee of the board of directors during the last completed fiscal year were Mr. Kuehn, Chairman until his resignation from the board in March 2003, Alain Roger, who retired in May 2003, Mr. Pattarozzi, Chairman subsequent to Mr. Kuehn, and Messrs. Loyd, Monti and Siem. There are no matters relating to interlocks or insider participation that we are required to report.

                              CERTAIN TRANSACTIONS

         We own a 50 percent interest in an unconsolidated joint venture company, Overseas Drilling Limited ("ODL"), which owns the drillship Joides Resolution. DSND Inc. owns the other 50 percent interest in ODL. Our director, Kristian Siem, is the chairman of DSND and is also a director and officer of ODL. We provide operational and management services to ODL, and we earned $1.2 million for these services in 2003. ODL also reimburses us for costs which we incur in connection with these services, and we were reimbursed $5.9 million for these services in 2003. ODL also distributed dividends of approximately $5.3 million to us in 2003. ODL loaned $1 million, interest-free, to each of DSND and us in March 2003, and these loans were repaid in September 2003. Mr. Siem is also chairman and chief executive officer of Siem Industries, Inc., which owns more than a 50 percent interest in DSND.

                 PROPOSAL TO AMEND OUR LONG-TERM INCENTIVE PLAN

DESCRIPTION OF THE PROPOSAL

         Consistent with the board's increased emphasis on performance-based equity awards and its desire to compensate directors with deferred units that must be held until they leave the board, our board of directors has unanimously adopted a resolution to submit to a vote of our shareholders a proposal to amend our Long-Term Incentive Plan to:

         - provide for awards of deferred units, which are units equal to one ordinary share each and are used to measure the benefits payable to the holder of the award,

         - provide that any award may be designated as a performance award,

         - provide for additional business criteria that may be used to establish goals for performance awards,

         - replace automatic awards to outside directors with discretionary awards that are determined by our board,

         - provide that outside directors are eligible for any type of award except for cash awards,

         - restate the performance criteria specified in the plan for certain types of awards,

         - allow net share counting in determining the number of shares available for issuance under the plan,

         - provide for minimum vesting restrictions for restricted share and deferred unit awards,

         -        modify provisions relating to the amendment of the plan, and

         -        provide that the plan has a 10-year term.

No awards may be granted under the amended and restated incentive plan after the tenth anniversary of the date on which our shareholders approve this proposal. The board believes that the amendment is necessary to change the nature of the awards to our directors and to allow flexibility in the types of awards that we grant under the plan.

         Because as of December 31, 2003 we had only 6,597,903 authorized shares remaining under the plan that can be issued to employees (assuming all outstanding awards vest and are exercised, including all contingent, performance-based awards), including only 1,170,935 shares that can be issued as restricted shares, the proposal would also increase the number of ordinary shares reserved for issuance to employees under the plan from 18,900,000 to 22,900,000 and the number of restricted shares or deferred units that may be issued to employees under the plan from 2,000,000 to 6,000,000. The total number of shares authorized under the plan for issuance to employees and directors would be 23,500,000, of which 10,803,384 would remain available for issuance.

         If the proposal is approved by shareholders, the board intends to grant deferred units following the annual meeting to directors equal in value to $62,000 based upon the average price of our ordinary shares for the 10 trading days prior to the annual meeting. This amount is intended to represent approximately half of a director's total annual compensation. This grant would be in lieu of the current annual grant of stock options/stock appreciation rights to our directors. The board may grant directors joining our board after the annual meeting an award but it has not yet made a determination.

         OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT TO OUR LONG-TERM INCENTIVE PLAN.

PRINCIPAL PROVISIONS OF THE PROPOSED LONG-TERM INCENTIVE PLAN

         The following summary of the proposed amended and restated long-term incentive plan is qualified by reference to the full text of the proposed amended and restated plan, which is attached as Appendix B to this proxy statement.

         Our officers are eligible to participate in the incentive plan, as are employees of our company and our subsidiaries (other than TODCO) and of partnerships or joint ventures in which we and our subsidiaries have a significant ownership interest, as determined by the executive compensation committee. Our outside directors are also eligible to participate in the plan. Approximately 388 current employees and all of our current outside directors have received awards under the plan. All of our officers, employees and outside directors are eligible to receive awards under the plan at present.

         With respect to awards to employees, the plan is administered by the executive compensation committee of our board of directors. We believe that all of the members of this committee are currently "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and "outside directors" within the meaning of Section 162(m) of the U.S. Internal Revenue Code (the "Code"). The committee will administer the plan and will have the authority to interpret and amend the plan, adopt administrative regulations for the operation of the plan and determine and amend the terms of awards to employees under the plan. It is intended that the grant of awards under the amended and restated incentive plan, after approval by shareholders, will satisfy the requirements of Section 162(m) of the Code, as applicable to limitations on deductions of compensation expenses in excess of $1 million for certain executive officers.

         With respect to awards to eligible outside directors, the plan is administered and interpreted by our board of directors. The board has the authority to designate the directors to receive awards under the plan and the type and amount of awards to be granted and the authority to amend the terms of awards to outside directors.

         Under the plan, options to purchase ordinary shares, share appreciation rights in tandem with options, freestanding share appreciation rights, restricted shares, deferred units, cash awards and performance awards may be granted to employees at the discretion of the committee. With the exception of cash awards, these same awards may be granted to outside directors at the discretion of our board of directors. The committee (or the board, with respect to outside directors) may provide for a supplemental cash payment upon the exercise of an option or share appreciation right or the vesting of a restricted share or deferred unit award to cover the participant's tax burden associated with the exercise or vesting.

         The aggregate number of ordinary shares that may be issued under the plan with respect to options and share appreciation rights (including those designated as performance awards) granted to employees may not exceed 22,900,000 shares. Of such 22,900,000 shares, the aggregate number of ordinary shares that may be issued under the plan with respect to restricted share and deferred units awards (including those designated as performance awards) to employees may not exceed 6,000,000 shares. All shares available for awards under the plan may be issued with respect to incentive stock options. The aggregate number of ordinary shares that may be issued under the plan with respect to awards to outside directors may not exceed 600,000 shares. The shares issued under the plan may be ordinary shares held in treasury or authorized but unissued ordinary shares. As of December 31, 2003, 205,481 shares remained available for award to directors.

         Cash tax-offset supplemental payments will not count against the limits above. Lapsed, forfeited or canceled awards, including options canceled upon the exercise of tandem share appreciation rights, will not count against these limits and can be regranted under the plan. If the exercise price of an option is paid in ordinary shares or if ordinary shares are withheld from payment of an award to satisfy tax obligations with respect to the award, those shares will also not count against the above limits. If the exercise price of an option is satisfied by a cash payment to our company by the participant or by or for the account of the participant, the number of ordinary shares equal to the cash payment to our company divided by the fair market value of the shares on the payment date will be added to the number of shares available for future awards (other than incentive stock options) under the incentive plan. Ordinary shares that are delivered under the plan as an award or in settlement of an award issued or made (1) upon the assumption, substitution, conversion or replacement of outstanding awards under a plan or arrangement of an entity acquired in a merger or other acquisition or (2) as a post-transaction grant under such plan or arrangement of an acquired entity will not count against the limits above (to the extent that the exemption for transactions in connection with mergers or acquisitions from the shareholder approval requirements of the New York Stock Exchange for equity compensation plans applies).

         No participant may be granted options, share appreciation rights, restricted shares or deferred units, or any combination of the foregoing, with respect to more than 600,000 ordinary shares in any fiscal year. No participant may be granted a supplemental payment in any fiscal year with respect to more than the number of ordinary shares covered by or relating to options, freestanding share appreciation rights, restricted shares or deferred units granted to such participant in any such fiscal year. No employee may receive a payment for cash awards under the plan during any calendar year in an amount that exceeds $2 million.

         The committee (or the board, with respect to outside directors) determines, in connection with each option awarded to a participant, the exercise price, whether that price is payable in cash, ordinary shares or by cashless exercise, the terms and conditions of exercise, restrictions on transfer of the option, and other provisions not inconsistent with the plan. With respect to options awarded to employees, the committee also determines whether the option will qualify as an incentive stock option under the Code, or a non-qualified option. The committee (or the board, with respect to outside directors) is also authorized to grant share appreciation rights to plan participants, either as freestanding awards or in tandem with an option. Every share appreciation right entitles the participant, upon exercise of the share appreciation right, to receive in cash or ordinary shares a value equal to the excess of the market value of a specified number of ordinary shares at the time of exercise, over the exercise price established by the committee (or the board, with respect to outside directors). The plan requires that the exercise price of options and share appreciation rights be at least equal to the fair market value of our ordinary shares on the date of grant. The term of options and share appreciation rights under the plan may not exceed 10 years, except that the committee (or the board, with respect to outside directors) may extend the term for up to one year following the death of the participant.

         The committee (or the board, with respect to outside directors) is authorized to grant participants awards of restricted shares or deferred units. The committee (or the board, with respect to outside directors) will determine the nature, extent and duration of any restrictions on restricted shares and the schedule and conditions for vesting of such shares. The vesting of restricted shares may be conditioned on the completion of a specified period of employment or service, the attainment of specified performance goals, or such other criteria as determined by the committee (or the board, with respect to outside directors) in its discretion. A deferred unit is a unit that is equal to one ordinary share, which is used to measure the benefits payable to a participant under a deferred unit award. The committee (or the board, with respect to outside directors) will determine the number of units awarded, the price (if any) to be paid by the participant and the date or dates upon which the units will vest. As with restricted shares, the vesting of deferred units may be conditioned on the completion of a specified period of employment or service, the attainment of specified performance goals, or such other criteria as determined by the committee (or the board, with respect to outside directors) in its discretion. Notwithstanding the foregoing, any restricted share or deferred unit award that is designated as a performance award may not vest earlier than the first anniversary of the initial date of the award (except that the committee (or the board with respect to outside directors) may provide for earlier vesting upon a termination of employment or service due to death, disability or retirement). In addition, any restricted share or deferred unit award that is not designated as a performance award may not vest earlier than one-third on each of the first three anniversaries of the date of grant of such award (except that the committee (or the board with respect to outside directors) may provide for earlier vesting upon a termination of employment or service due to death, disability or retirement and such restriction does not apply to an award that is granted in lieu of salary or bonus). The committee (or the board, with respect to outside directors) determines the other terms, conditions, restrictions and contingencies applicable to awards of restricted shares or deferred units.

         The committee may also provide for cash awards to employees based on the achievement of one or more objective performance goals preestablished by the committee. Outside directors are not entitled to receive cash awards.

         Any award granted under the plan may be designated as "qualified performance-based compensation" under Section 162(m) of the Code. If so designated, such performance award will be contingent upon our performance during the performance period, as measured by targets established by the committee, based on any one or more of:

         -        increased revenue;

         - net income measures (including, but not limited to, income after capital costs and income before or after taxes);

         - ordinary share price measures (including, but not limited to, growth measures and total shareholder return);

         -        price per ordinary share;

         -        market share;

         -        earnings per share (actual or targeted growth);

         - earnings before interest, taxes, depreciation and amortization ("EBITDA");

         -        economic value added (or an equivalent metric);

         -        market value added;

         -        debt to equity ratio;

         - cash flow measures (including, but not limited to, cash flow return on tangible capital, cash flow return on capital, cash flow value added, net cash flow and net cash flow before financing activities);

         - return measures (including, but not limited to, return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors' capital and return on average equity);

         - operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes and production efficiency);

         - expense measures (including, but not limited to, overhead costs and general and administrative expense);

         -        margins;

         -        shareholder value;

         -        total shareholder return;

         -        proceeds from dispositions;

         -        total market value; and

         - corporate values measures (including ethics compliance, environmental and safety).

         Such performance measures may apply to the employee, to one or more business units or divisions of our company or the applicable sector, or to our company as a whole. Goals may also be based on performance relative to a peer group of companies. If the committee intends for the performance award to be granted and administered in a manner that preserves the deductibility of the compensation resulting from such award in accordance with Section 162(m) of the Code with respect to our U.S. affiliates, the performance goals must be established (1) no later than 90 days after the commencement of the period of service to which the performance goals relate and (2) prior to the completion of 25% of such period of service. The committee may modify or waive the performance goals or conditions to the granting or vesting of a performance award unless the performance award is intended to qualify as performance-based compensation under
Section 162(m) of the Code. Section 162(m) of the Code generally disallows deductions for U.S. federal tax purposes for compensation in excess of $1 million for some executive officers unless they meet the requirements for being performance-based.

         We have not granted any incentive options to date under the plan but could determine to do so in the future.

         The number and kind of shares covered by the plan and by outstanding awards under the plan and the exercise price of outstanding awards are subject to adjustment in the event of any:

         -        reorganization;

         -        recapitalization;

         -        stock dividend;

         -        stock split;

         -        merger;

         -        rights offer;

         -        liquidation;

         -        dissolution;

         -        spin-off

         -        consolidation;

         -        sale of assets;

         -        payment of an extraordinary cash dividend; or

         - any other change in or affecting our corporate structure or capitalization.

         Upon the occurrence of a change of control, following the grant of an award, the plan provides, with respect to awards other than performance-based awards, that (1) all outstanding restricted shares and deferred units will immediately vest and (2) all options and share appreciation rights held by a participant who is an employee of our company or subsidiary or an outside director of our company at the time of such change in control will become immediately exercisable and will remain exercisable for the remainder of their term.

         The board has the authority to amend, alter, discontinue the plan at any time, provided that such amendment, alteration or discontinuance does not impair the rights of any participant under any outstanding award without such participant's consent. No amendment to the plan will be made without shareholder approval if such approval is required by Rule 16b-3 of the Securities Exchange Act of 1934, Section 162(m) of the Code, or any other applicable law, agreement or stock exchange requirement. In addition, shareholder approval of an amendment to the plan is required under the plan if such amendment would:

         - expand the classes of persons to whom awards may be made under the plan;

         -        increase the number of ordinary shares reserved for awards;

         - increase the number of ordinary shares that may be granted pursuant to awards to any one participant;

         - increase the number of ordinary shares available for restricted share or deferred unit awards;

         - permit unrestricted ordinary shares to be granted other than in lieu of cash payments under other incentive plans and programs of our company and subsidiaries;

         -        allow the creation of additional types of awards;

         - permit shortening the minimum restriction periods with respect to restricted share awards, the minimum vesting periods with respect to deferred unit awards or removing or waiving performance objectives (except to the extent permitted under other plan provisions); or

         -        change any of these amendment provisions.

         The committee (or the board, with respect to outside directors) has the authority to amend any award, prospectively or retroactively (in accordance with plan terms), except that no amendment may be made that would impair the rights of any participant under any outstanding award without such participant's consent or that would cause a performance award intended to qualify for a section 162(m) exemption to cease to qualify for such exemption. The committee (or the board, with respect to outside directors) may also cancel any award with the participant's consent and grant a new award to such participant, provided that the exercise or base price of the new award is not less than (1) the original exercise price or base price of the option or share appreciation right that is relinquished in connection with the grant of such new award or (2) the then current market price of the ordinary shares on the date of grant of any outstanding option or share appreciation right that is relinquished in connection with the grant of such new award.

         The amended and restated incentive plan will be effective as of January 1, 2004, subject to shareholder approval. Our board of directors may at any time amend, suspend or terminate the plan, but in doing so cannot adversely affect any outstanding awards without the participant's written consent. Unless terminated earlier by the board, no awards may be made under the plan after the tenth anniversary of the date on which the amended and restated incentive plan is approved by our shareholders.

         The amount and type of awards to be granted in the future under the plan to the named officers, to all executive officers as a group and to all other employees, or that would have been received by those individuals last year had the plan as amended and restated then been in effect, are not currently determinable.

U.S. FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of the general rules of present U.S. federal income tax law relating to the tax treatment of incentive stock options, non-qualified stock options, share appreciation rights, restricted shares awards, deferred unit awards and cash awards issued under the plan as they apply to U.S. affiliates or participants. The discussion is general in nature and does not take into account a number of considerations that may apply based on the circumstances of a particular participant under the plan, including the possibility that a participant may not be subject to U.S. federal income taxation. When the terms "we", "our", "us" or "our company" is used in this section, the term is understood to mean a U.S. operating subsidiary of Transocean.

         Non-Qualified Stock Options; Share Appreciation Rights; Incentive Stock Options. Participants will not realize taxable income upon the grant of a non-qualified stock option or a share appreciation right. Upon the exercise of a non-qualified stock option or a share appreciation right, the participant will recognize ordinary income (subject to withholding) in an amount equal to the excess of (1) the fair market value on the date of exercise of the ordinary shares received over (2) the exercise price (if any) he or she paid for the shares. The participant will generally have a tax basis in any ordinary shares received pursuant to the exercise of a share appreciation right, or pursuant to the cash exercise of a non-qualified stock option, that equals the fair market value of such shares on the date of exercise. Subject to the discussion under "Certain Tax Code Limitations on Deductibility" below, our U.S.

subsidiaries will be entitled to a deduction, to the extent attributable to them, for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant under the foregoing rules. The disposition of the ordinary shares acquired upon exercise of a non-qualified stock option will ordinarily result in capital gain or loss.

         Employees will not have taxable income upon the grant of an incentive stock option. Upon the exercise of an incentive stock option, the employee will not have taxable income, although the excess of the fair market value of the ordinary shares received upon exercise of the incentive stock option ("ISO Shares") over the exercise price is an item of tax preference that may require payment of an alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive stock option would be allowed as a credit against the employee's regular tax liability in a later year to the extent the employee's regular tax liability is in excess of the alternative minimum tax for that year.

         Upon the disposition of ISO Shares that have been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive stock option), the employee will generally recognize capital gain (or loss) equal to the difference between the amount received in the disposition and the exercise price paid by the employee for the ISO Shares. However, if an employee disposes of ISO Shares that have not been held for the requisite holding period (a "disqualifying disposition"), the employee will recognize ordinary income in the year of the disqualifying disposition to the extent that the fair market value of the ISO Shares at the time of exercise of the incentive stock option (or, if less, the amount realized in the case of an arm's-length disqualifying disposition to an unrelated party) exceeds the exercise price paid by the employee for such ISO Shares. The employee would also recognize capital gain (or, depending on the holding period, additional ordinary income) to the extent the amount realized in the disqualifying disposition exceeds the fair market value of the ISO Shares on the exercise date. If the exercise price paid for the ISO Shares exceeds the amount realized in the disqualifying disposition (in the case of an arm's-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

         We will generally not be entitled to any U.S. federal income tax deduction upon the grant or exercise of an incentive stock option, unless the employee makes a disqualifying disposition of the ISO Shares. If an employee makes such a disqualifying disposition, we will then, subject to the discussion below under "Certain Tax Code Limitations on Deductibility," be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by the employee under the rules described in the preceding paragraph.

         Under current rulings, if a participant transfers previously held ordinary shares (other than ISO Shares that have not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a non-qualified stock option or an incentive stock option, the participant will recognize income with respect to the ordinary shares received in the manner described above, but no additional gain will be recognized as a result of the transfer of such previously held shares in satisfaction of the non-qualified stock option or incentive stock option exercise price. Moreover, that number of ordinary shares received upon exercise that equals the number of previously held ordinary shares surrendered in satisfaction of the non-qualified stock option or incentive stock option exercise price will have a tax basis that equals, and a holding period that includes, the tax basis and holding period of the previously held ordinary shares surrendered in satisfaction of the non-qualified stock option or incentive stock option exercise price. Any additional ordinary shares received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the participant, plus, in the case of a non-qualified stock option, the amount of ordinary income recognized by the participant with respect to the ordinary shares received.

         Cash Awards; Deferred Units; Restricted Shares. A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time such cash is otherwise made available for the participant to draw upon it. A participant will not have taxable income upon the grant of a deferred unit award but rather will generally recognize ordinary compensation income at the time the participant receives ordinary shares in satisfaction of such deferred unit award in an amount equal to the fair market value of the ordinary shares received.

         Generally, a participant will not recognize taxable income upon the grant of restricted shares and we will not be entitled to any U.S. federal income deduction upon the grant of such award. The value of the restricted shares will generally be taxable to the participant as compensation income in the year or years in which the restrictions on the ordinary shares lapse. Such value will equal the fair market value of the ordinary shares on the date or dates the restrictions terminate. A participant, however, may elect pursuant to Section 83(b) of the Code to treat the fair market value of the ordinary shares subject to the restricted share award on the date of such grant as compensation income in the year of the grant of the restricted share award. The participant must make such an election pursuant to
Section 83(b) of the Code within 30 days after the date of grant. If such an election is made and the participant later forfeits the restricted shares to us, the participant will not be allowed to deduct, at a later date, the amount such participant had earlier included as compensation income.

         A participant will be subject to withholding for U.S. federal, and generally for state and local, income taxes at the time the participant recognizes income under the rules described above with respect to the cash or the ordinary shares received pursuant to awards. Dividends that are received by a participant prior to the time that the restricted shares are taxed to the participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis of a participant in the ordinary shares received will equal the amount recognized by the participant as compensation income under the rules described in the preceding paragraph, and the participant's holding period in such shares will commence on the date income is so recognized.

         Subject to the discussion under "Certain Tax Code Limitations on Deductibility" below, we may be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant under the foregoing rules.

         Certain Tax Code Limitations on Deductibility. In order for our U.S. subsidiaries to deduct the amounts described above, such amounts must be attributable to them and constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. Their ability to obtain a deduction for future payments under the plan could also be limited by Section 280G of the Code, which provides that certain excess parachute payments made in connection with a change of control of an employer are not deductible. Their ability to obtain a deduction for amounts paid under the plan could also be affected by Section 162(m) of the Code, which limits the deductibility, for U.S. federal income tax purposes, of compensation paid to certain employees to $1 million during any taxable year. However, certain exceptions apply to this limitation in the case of performance-based compensation. It is intended that the approval of the amended and restated incentive plan by our shareholders will satisfy certain of the requirements for the performance-based exception and that we will be able to comply with the requirements of the Code and Treasury Regulation Section 1.162-27 with respect to the grant and payment of certain performance-based awards (including certain options and share appreciation rights) under the plan so as to be eligible for the performance-based exception. However, it may not be possible in all cases to satisfy all of the requirements for the exception and we may, in our sole discretion, determine that in one or more cases it is in our best interest not to satisfy the requirements for the performance-based exception.

                      EQUITY COMPENSATION PLAN INFORMATION

         The following table provides information concerning securities authorized for issuance under our equity compensation plans as of December 31, 2003.

                                                                                                    Number of securities
                                                                                                   remaining available for
                                       Number of securities to be    Weighted-average exercise      future issuance under
                                         issued upon exercise of       price of outstanding       equity compensation plans
                                          outstanding options,         options, warrants and        (excluding securities
                                           warrants and rights                rights              reflected in column (a))
        Plan Category                              (a)                          (b)                          (c)
        -------------                              ---                          ---                          ---
Equity compensation plans
     approved by security
     holders (1) (2) (3)..                      16,926,215                    $27.40                      6,597,903
                                                ----------                    ------                      ---------
Equity compensation plans not
     approved by security
     holders (4)..........                              --                        --                             --
                                                ----------                    ------                      ---------
Total.....................                      16,926,215                    $27.40                      6,597,903
                                                ==========                    ======                      =========

-------------------
(1) Includes 7,195,767 shares to be issued upon exercise of options with a weighted average exercise price of $23.15 that were granted under (a) our Sedco Forex Employees Option Plan in connection with the Sedco Forex merger, which was approved by our shareholders, and (b) equity compensation plans of R&B Falcon assumed by us in connection with the R&B Falcon merger, which was approved by our shareholders.

(2) In addition to stock options, we are authorized to grant awards of restricted stock under our Long Term Incentive Plan, and 1,111,993 ordinary shares are available for future issuance pursuant to grants of restricted stock under this plan.

(3) Includes 686,331 contingent, performance-based options and 829,065 shares relating to contingent, performance-based restricted share awards in 2003 that are earnable based on the achievement of certain performance targets. The actual number of options retained and restricted shares to be issued will be determined upon completion of the two-year performance period.

(4) Does not include any shares that may be distributed under our deferred compensation plan, which has not been approved by our shareholders. Under this plan, our directors may defer any fees or retainers by investing those amounts in Transocean ordinary share equivalents or in other investments selected by the administrative committee. Amounts that are invested in the ordinary share equivalents at the time of distribution are distributed in ordinary shares. There is no limit on the number of shares directors may acquire under this plan. As of December 31, 2003, our directors had purchased 27,387 Transocean ordinary share equivalents under this plan.

                              SELECTION OF AUDITOR

         We have selected Ernst & Young LLP as our auditor for the 2004 calendar year. Ernst & Young LLP served as our auditor for the 2003 calendar year. Although the selection and appointment of independent auditors is not required to be submitted to a vote of shareholders, the Board of Directors has decided to ask our shareholders to approve this appointment. Approval of our appointment of Ernst & Young LLP to serve as independent auditors for the year 2004 requires the affirmative vote of holders of at least a majority of the ordinary shares present in person or by proxy at the meeting and entitled to vote on the matter. If the shareholders do not approve the appointment of Ernst & Young LLP, the Board of Directors will consider the appointment of other independent auditors. A representative of Ernst & Young LLP is expected to be present at the annual general meeting with the opportunity to make a statement if so desired and to respond to appropriate questions.

                         FEES PAID TO ERNST & YOUNG LLP

         Ernst & Young LLP has billed us fees as set forth in the table below for services rendered in 2003.

                                           Audit-Related                             Total of
                          Audit Fees            Fees            Tax Fees (1)       All Other Fees
                          ----------            ----            ------------       --------------
Fiscal year 2003          $600,000           $2,365,862         $1,928,942           $ 8,000
Fiscal year 2002          $400,000           $1,815,060         $1,081,285           $25,354

----------
(1) Includes approximately $1 million and $0.6 million of tax compliance and preparation fees for the years 2003 and 2002, respectively.

         The audit fees include those associated with our annual audit, reviews of our quarterly reports on Form 10-Q and statutory audits of our subsidiaries. The audit-related fees include other non-statutory audits of subsidiaries or companies in which we have an investment, accounting consultations and employee benefit plan audits. Tax fees were for tax preparation, compliance and tax advice, and "all other fees" were those for the provision of temporary offices and office services.

         The audit committee pre-approves all auditing services, review or attest engagements and permitted non-audit services to be performed by our independent auditor, subject to some de minimis exceptions for non-audit services which are approved by the audit committee prior to the completion of the annual audit. No non-audit services were performed under the de minimis exception during 2003. The audit committee has considered whether the provision of services rendered in 2003 other than the audit of our financial statements and reviews of quarterly financial statements was compatible with maintaining the independence of Ernst & Young LLP and determined that the provision of such services was compatible with maintaining such independence.

         The audit committee has adopted a policy and procedures for pre-approving all audit and non-audit services performed by the independent auditor. The policy requires advance approval by the audit committee of all audit and non-audit work. Unless the specific service has been previously pre-approved with respect to the 12 month period following the advance approval, the audit committee must approve a service before the independent auditor is engaged to perform the service. The audit committee has given advance approval for specified audit, audit-related and tax services for 2004. Requests for services that have received this pre-approval are subject to specified fee or budget restrictions and internal management controls as well.

                                  HOUSEHOLDING

         The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

         As a result, if you hold your shares through a broker and you reside at an address at which two or more stockholders reside, you will likely be receiving only one annual report and proxy statement unless any stockholder at that address has given the broker contrary instructions. However, if any such beneficial stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, or if any such beneficial stockholder that elected to continue to receive separate annual reports or proxy statements wishes to receive a single annual report or proxy statement in the future, that stockholder should contact their broker or send a request to our corporate secretary at Eric B. Brown, Secretary, Transocean Inc., 4 Greenway Plaza, Houston, Texas 77046, telephone number (713) 232-7500. We will deliver, promptly upon written or oral request to the corporate secretary, a separate copy of the 2003 annual report and this proxy statement to a beneficial stockholder at a shared address to which a single copy of the documents was delivered.

                   2003 ANNUAL GENERAL MEETING OF SHAREHOLDERS

         At our last Annual General Meeting held on May 8, 2003, our shareholders:

                  - elected Victor E. Grijalva, Arthur Lindenauer, Richard A. Pattarozzi and Kristian Siem as directors,

                  - approved the amendment of our Long-Term Incentive Plan to allow grants of incentive stock options for an additional ten-year period to May 1, 2013, and to allow a continuing right to grant stock options and share appreciation rights to our outside directors,

                  - approved the amendment of our Employee Stock Purchase Plan to increase the number of ordinary shares reserved for issuance under the plan from 1,500,000 to 2,500,000, and

                  - approved the appointment of Ernst & Young LLP as our independent auditors for 2003.

         Since the 2003 Annual General Meeting, our articles and memorandum of association have not been amended and no meetings of shareholders have been held.

                            PROPOSALS OF SHAREHOLDERS

         Shareholder Proposals in the Proxy Statement. Rule 14a-8 under the Securities Exchange Act of 1934 addresses when a company must include a shareholder's proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of shareholders. Under Rule 14a-8, in order for your proposals to be considered for inclusion in the proxy statement and proxy card relating to our 2005 annual general meeting, your proposals must be received at our principal executive offices, 4 Greenway Plaza, Houston, Texas 77046, by no later than November 19, 2004. However, if the date of the 2004 annual general meeting changes by more than 30 days from the anniversary of the 2004 annual general meeting, the deadline is a reasonable time before we begin to print and mail our proxy materials. We will notify you of this deadline in a Quarterly Report on Form 10-Q or in another communication to you. Shareholder proposals must also be otherwise eligible for inclusion.

         Shareholder Proposals and Nominations for Directors to Be Presented at Meetings. If you desire to bring a matter before an annual general meeting and the proposal is submitted outside the process of Rule 14a-8, you must follow the procedures set forth in our articles of association. Our articles of association provide generally that, if you desire to propose any business at an annual general meeting, you must give us written notice not less than 90 days prior to the anniversary of the originally scheduled date of the immediately preceding annual general meeting. However, if the date of the forthcoming annual general meeting is more than 30 days before or after that anniversary date, the deadline is the close of business on the tenth day after we publicly disclose the meeting date. The deadline under our articles of association for submitting proposals will be February 8, 2005 for the 2005 annual general meeting unless it is more than 30 days before or after the anniversary of the 2004 annual general meeting. Your notice must set forth:

         - a brief description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting;

         -        your name and address;

         - a representation that you are a holder of record of our ordinary shares entitled to vote at the meeting, or if the record date for the meeting is subsequent to the date required for shareholder notice, a representation that you are a holder of record at the time of the notice and intend to be a holder of record on the date of the meeting, and, in either case, intend to appear in person or by proxy at the meeting to propose that business; and

         -        any material interest you have in the business.

         If you desire to nominate directors at an annual general meeting, you must give us written notice within the time period described in the preceding paragraph. If you desire to nominate directors at an extraordinary general meeting at which the board of directors has determined that directors will be elected, you must give us written notice by the close of business on the tenth day following our public disclosure of the meeting date. Notice must set forth:

         - your name and address and the name and address of the person or persons to be nominated;

         - a representation that you are a holder of record of our ordinary shares entitled to vote at the meeting or, if the record date for the meeting is subsequent to the date required for that shareholder notice, a representation that you are a holder of record at the time of the notice and intend to be a holder of record on the date of the meeting and, in either case, setting forth the class and number of shares so held, including shares held beneficially;

         - a representation that you intend to appear in person or by proxy as a holder of record at the meeting to nominate the person or persons specified in the notice;

         - a description of all arrangements or understandings between you and each nominee you proposed and any other person or persons under which the nomination or nominations are to be made by you;

         - any other information regarding each nominee you proposed that would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and

         - the consent of each nominee to serve as a director if so elected.

         The chairman of the meeting may refuse to transact any business or to acknowledge the nomination of any person if you fail to comply with the foregoing procedures.

         You may obtain a copy of our articles of association, in which these procedures are set forth, upon written request to Eric B. Brown, Secretary, Transocean Inc., 4 Greenway Plaza, Houston, Texas 77046.

                                                                      APPENDIX A

                                   TRANSOCEAN

                             AUDIT COMMITTEE CHARTER

PURPOSE

         The Audit Committee is to assist the Board of Directors in overseeing
(1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, (3) the independence, qualifications and performance of the Company's independent auditors and (4) the performance of the Company's internal audit function. Consistent with this oversight function, the Audit Committee encourages continuous improvement of and fosters adherence to the company's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

         - Serve as an independent and objective party to monitor the corporation's financial reporting process and internal control system.

         - Review and appraise the performance of the Company's independent auditors and internal audit function.

         - Provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing department, and the Board of Directors.

         - Prepare the audit committee report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

         The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in the section on Committee Authority and Responsibilities.

COMMITTEE MEMBERSHIP

         The Audit Committee shall consist of at least three active members of the Board, each of whom shall be independent directors, as defined by the New York Stock Exchange, the rules and regulations of the Commission and applicable law, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. In no event shall an active or retired officer or employee of the Company be a member of the Committee.

         The proposed committee members and Chairman of the Audit Committee shall be recommended to the Board of Directors by the Corporate Governance Committee. All members of the committee shall meet any applicable legal requirements or New York Stock Exchange requirements and shall be financially literate, and at least one member of the Committee shall have accounting or related financial management expertise. Unless otherwise determined by the Board of Directors, no member of the Audit Committee shall simultaneously serve on the audit committees of more than two other public companies.

MEETINGS

         The Audit Committee shall meet as often as it determines but not less frequently than quarterly. The Committee should meet periodically with management, the internal auditors and the independent auditors in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

         The Audit Committee shall have the sole authority to retain or terminate the independent auditors. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The independent auditors shall report directly to the Audit Committee.

         The Audit Committee shall pre-approve all auditing services, review or attest engagements and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditors, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may establish policies and procedures for purposes of such pre-approval to the extent allowed by applicable law and regulations.

         The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

         The Audit Committee shall have the authority to retain, dismiss or replace independent legal, accounting or other advisors. The Audit Committee shall have the sole authority to approve the fees and other retention terms for any advisors employed by the Audit Committee. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company and to any advisors employed by the Audit Committee and ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

         A.       WITH REGARD TO THE INDEPENDENT AUDITORS

                  1. Review at least annually plans for the scope of the independent auditors' activities, including the auditors' performance of non-audit services, and expected fees to be incurred therefor, the auditors' report of findings resulting from examination of the Company's records and systems of internal accounting controls, and matters affecting their independence in the performance of the audit of Company accounts.

                  2. Review with Internal Audit and the independent auditors their annual audit plans, including the degree of coordination of the respective plans. The Committee should inquire as to the extent to which the planned audit scope can be relied upon to detect fraud or weaknesses in internal accounting controls.

                  3. Have a clear understanding with the independent auditors that they are ultimately accountable to the Audit Committee, and that the Audit Committee has ultimate authority and responsibility to engage, evaluate, and if appropriate, terminate their services. To this end, the Committee will have the exclusive authority with regard to the appointment or discharge of the independent auditors.

                  4. On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services with the Company or others, assess the independent auditors' independence and take or recommend appropriate action to ensure the continuing independence of the auditors. Evaluate whether the provision of permitted non-audit services is compatible with maintaining the auditors' independence.

                  5. Evaluate the independent auditors' qualifications, performance and independence, including considering whether the independent auditors' quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the independent auditors' independence. In making this evaluation, the Audit Committee shall take into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditors to the full Board of Directors.

                  6. Obtain and review at least annually a report by the independent auditor describing the independent auditor's internal quality-control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

                  7. Review with the independent auditors the cooperation received from Management during the course of the audit and extent of any restrictions that may have affected their examination.

                  8. Review and discuss reports from the independent auditors on:

                           - All critical accounting policies and practices to be used;

                           - All alternative treatments within Generally Accepted Accounting Principles for policies and practices related to material items that have been discussed with Management, including ramification of the use of such alternative disclosures and treatments; and the treatment preferred by the independent auditors;

                           - Other material written communications between the independent auditors and Management, such as any management letter or schedule of unadjusted differences, any reports on observations and recommendations on internal controls and a listing of adjustments and reclassifications not recorded, if any, and any engagement or independence letters.

                  9. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any problems or difficulties encountered in the course of the audit work and management's response, any restrictions on the scope of activities or access to requested information and any significant disagreements with management.

                  10. Meet separately, periodically, with the independent auditors.

                  11. Set clear hiring policies for employees or former employees of the independent auditors.

                  12. Consider whether there should be regular rotation of the independent auditing firm.

         B. WITH REGARD TO THE COMPANY'S EARNINGS RELEASES AND GUIDANCE, FINANCIAL STATEMENTS AND FOOTNOTES, AND INTERNAL ACCOUNTING CONTROL SYSTEMS

                  1. Discuss the Annual Report and footnotes thereto prior to its publication and discuss with the independent auditors any significant transactions not a normal part of the Company's business, significant adjustments proposed by them, and comments submitted by the independent auditors concerning the Company's system of internal accounting control together with Management's actions to correct any deficiencies noted.

                  2. Discuss with management and the independent auditors the Company's quarterly financial statements as well as disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations" for both the Company's quarterly and annual reports.

                  3. Review and discuss with management and the independent auditors:

                           - Major issues regarding accounting principles and financial statement presentations, including any significant changes in the selection or application of accounting principles, any major issues concerning the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies.

                           - Analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including analyses of the effects of alternative methods of generally accepted accounting principles on the financial statements.

                           This review will include the quality, not just the acceptability, of the company's accounting principles as applied in its financial reporting in terms of clarity of disclosures, degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates and other significant decisions made by the Company in preparing the financial disclosures.

                  4. Review steps taken to assure compliance with the Company's policy regarding conflicts of interest and business ethics.

                  5. Review transactions or relationships between the Company and any Director, Officer, or shareholder owning more than 5% of the Company's common stock (including any family members of the foregoing), and make recommendation to the Board of Directors concerning whether such relationships should continue.

                  6. Ascertain that appropriate reporting of such transactions or relationships is made to the Commission or other regulatory agencies.

                  7. Review the quality and depth of staffing of the Company's financial, accounting, and internal audit personnel.

                  8. Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein or instances of fraud involving management or other employees who have a significant role in the Company's internal controls.

                  9. Review and discuss with management and the independent auditors the annual audited financial statements, and based upon the review and discussion decide whether to recommend to the Board that the audited financial statements and accompanying notes should be included in the Company's Form 10-K.

                  10. Discuss the Company's earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

         C.       WITH REGARD TO THE COMPANY'S INTERNAL AUDITORS

                  1. Review the scope of the internal auditors' activities, their report of findings resulting from the examination of the Company's records, operations, and systems of internal accounting controls, and matters affecting their independence in the performance of the audit of Company accounts, including the cooperation and budgeting received from Management during the course of any audit, and the extent of any restrictions that may have affected their examination.

         D.       OTHER RESPONSIBILITIES

                  1. Review expense accounts and executive perquisites of the Company's senior officers.

                  2. Review litigation involving claims by shareholders of wrongdoing by or against directors, officers, or independent auditors of the Company.

                  3. Review and reassess the adequacy of this Charter periodically, at least annually, as conditions dictate.

                  4. Annually review the Audit Committee's own performance.

                  5. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

                  6. Discuss the Company's policies with respect to risk assessment and risk management.

                  7. Prepare and approve the Audit Committee report as required by the SEC to be included in the Company's proxy statement for the annual meeting.

                  8. Meet separately, periodically, with the Company's General Counsel to review any material legal matters that may affect the Company.

                  9. Review any reports from the independent auditors under Section 10A(b) of the Securities Exchange Act of 1934.

                  10.      Make regular reports to the Board of Directors.

LIMITATION OF AUDIT COMMITTEE'S ROLE

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of Management and the independent auditors.

         Unless he or she believes to the contrary (in which case, he or she will advise the Audit Committee of such belief), each member of the Audit Committee shall be entitled to assume and rely on (1) the integrity of those persons and organizations within and outside the Company that it receives information from and (2) the accuracy of the financial, legal and other information provided to the Audit Committee by such persons or organizations.

                                                                      APPENDIX B

                            LONG-TERM INCENTIVE PLAN

                                       OF

                                 TRANSOCEAN INC.

             (As Amended and Restated Effective February 12, 2004)

                                   I. GENERAL

1.1      PURPOSE OF THE PLAN

         The Long-Term Incentive Plan (the "Plan") of Transocean Inc., a Cayman Islands exempted company (the "Company"), is intended to advance the best interests of the Company and its subsidiaries by providing Directors and employees with additional incentives through the grant of options ("Options") to purchase ordinary shares, par value US $0.01 per share of the Company ("Ordinary Shares"), share appreciation rights ("SARs"), restricted Ordinary Shares ("Restricted Shares"), deferred stock units ("Deferred Units"), cash performance awards ("Cash Awards") and performance awards ("Performance Awards"), thereby increasing the personal stake of such Directors and employees in the continued success and growth of the Company.

1.2      ADMINISTRATION OF THE PLAN

         (a) With respect to awards to employees, the Plan shall be administered by the Executive Compensation Committee or other designated committee (the "Committee") of the Board of Directors of the Company (the "Board"). The Committee shall have authority to interpret conclusively the provisions of the Plan, to adopt such rules and regulations for carrying out the Plan as it may deem advisable, to decide conclusively all questions of fact arising in the application of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. All decisions and acts of the Committee, with respect to employees, shall be final and binding upon all affected Plan participants.

         (b) With respect to awards to Eligible Directors (as defined in Section 1.3), the Plan shall be administered by the Board. The Board shall have authority to interpret conclusively the provisions of the Plan, to adopt such rules and regulations for carrying out the Plan as it may deem advisable, to decide conclusively all questions of fact arising in the application of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. All decisions and acts of the Board, with respect to Eligible Directors, shall be final and binding upon all affected Plan participants.

1.3      ELIGIBLE PARTICIPANTS

         Employees, including officers, of the Company and its subsidiaries, and of partnerships or joint ventures in which the Company and its subsidiaries have a significant ownership interest as determined by the Committee (all of such subsidiaries, partnerships and joint ventures being referred to as "Subsidiaries") shall be eligible for awards under the Plan.

         Each Director of the Company who is not an officer or employee of the Company or any of its Subsidiaries (an "Eligible Director") shall be eligible for awards under the Plan. Notwithstanding the foregoing, any Eligible Director may decline any such award. Eligible Directors shall not be entitled to receive awards under Section 2.6 or Article IV.

         An employee or Eligible Director to whom an award is granted under the Plan may be hereinafter referred to as a "Participant."

1.4      AWARDS UNDER THE PLAN

         Awards to eligible employees under the Plan may be in the form of (a) Options to purchase Ordinary Shares, (b) SARs which may be either freestanding or issued in tandem with Options, (c) Restricted Shares, (d) Deferred Units, (e) Supplemental Payments (as defined in Section 2.4) which may be awarded with respect to Options, SARs, Restricted Shares and Deferred Units, (f) Cash Awards,
(g) Performance Awards, or (h) any combination of the foregoing.

         Awards to Eligible Directors under the Plan may be in the form of (a) Options to purchase Ordinary Shares, (b) SARs which may be either freestanding or issued in tandem with Options, (c) Restricted Shares, (d) Deferred Units, (e) Supplemental Payments (as defined in Section 2.4) which may be awarded with respect to Options, SARs, Restricted Shares and Deferred Units, (f) Performance Awards, or (g) any combination of the foregoing.

1.5      SHARES SUBJECT TO THE PLAN

         (a) The aggregate number of Ordinary Shares which may be issued with respect to Option and SAR awards (including those designated as Performance Awards) to employees under the Plan shall not exceed 22,900,000 shares. Of such 22,900,000 shares, the aggregate number of shares which may be issued pursuant to awards of Restricted Shares and Deferred Units (including those designated as Performance Awards) granted to employees under the Plan from and after January 31, 2001, shall not exceed 6,000,000 shares. All shares available for awards under the Plan may be issued pursuant to statutory stock options as described in
Section 2.6. In addition, the aggregate number of Ordinary Shares which may be issued with respect to awards to Eligible Directors under the Plan shall not exceed 600,000.

         At no time shall the number of shares issued plus the number of shares estimated by the Committee (or the Board, with respect to Eligible Directors) to be ultimately issued with respect to outstanding awards under the Plan exceed the number of shares that may be issued under the Plan. Shares distributed pursuant to the Plan may consist of authorized but unissued shares or treasury shares of the Company, as shall be determined from time to time by the Board.

         (b) If any Option under the Plan shall expire, terminate or be canceled (including cancellation upon the Participant's exercise of a related
SAR) for any reason without having been exercised in full, or if any Restricted Shares or Deferred Units shall be forfeited to the Company, the unexercised Options and forfeited Restricted Shares and Deferred Units shall not count against the above limit and shall again become available for grants under the Plan (regardless of whether the Participant received dividends or other economic benefits with respect to such Options, shares or units). Ordinary Shares equal in number to the shares surrendered in payment of the option price, and Ordinary Shares which are withheld or surrendered in order to satisfy federal, state or local tax liability, shall not count against the above limit and shall again become available for grants under the Plan of any award other than a statutory stock option. If the option price per share with respect to any Option granted under the Plan is satisfied by a payment of cash to the Company by the Participant or by or for the account of the Participant, the number of Ordinary Shares equal to the cash payment to the Company divided by the fair market value of the Ordinary Shares on the payment date shall be added to the number of shares available for future grants under the Plan of any award other than a statutory stock option. Ordinary Shares delivered under the Plan as an award or in settlement of an award issued or made (a) upon the assumption, substitution, conversion or replacement of outstanding awards under a plan or arrangement of an entity acquired in a merger or other acquisition or (b) as a post-transaction grant under such a plan or arrangement of an acquired entity shall not reduce or be counted against the maximum number of Ordinary Shares available for delivery under the Plan, to the extent that the exemption for transactions in connection with mergers or acquisitions from the shareholder approval requirements of the New York Stock Exchange for equity compensation plans applies. Only the number of Ordinary Shares actually issued upon the exercise of an SAR or the payment of a Supplemental Payment shall count against the above limit, and any shares which were estimated to be used for such purposes and were not in fact so used shall again become available for grants under the Plan.

         (c) No Participant shall be granted, in any fiscal year, Options, freestanding SARs, Restricted Shares, or Deferred Units, or any combination of the foregoing, covering or relating to more than 600,000 Ordinary Shares (subject to adjustment as provided in Section 6.2). No Participant shall be granted a Supplemental Payment in any fiscal year with respect to more than the number of Ordinary Shares covered by or relating to Options, freestanding SARs, Restricted Shares, or Deferred Units granted to such Participant in such fiscal year.

         (d) The Committee may from time to time adopt and observe such rules and procedures concerning the counting of shares against the Plan maximum or any sublimit as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national stock exchange on which the Ordinary Shares are listed or any applicable regulatory requirement.

1.6      OTHER COMPENSATION PROGRAMS

         The existence and terms of the Plan shall not limit the authority of the Board in compensating Directors and employees of the Company and its Subsidiaries in such other forms and amounts, including compensation pursuant to any other plans as may be currently in effect or adopted in the future, as it may determine from time to time.

                              II. OPTIONS AND SARS

2.1      TERMS AND CONDITIONS OF OPTIONS

         Subject to the following provisions, all Options granted under the Plan shall be in such form and shall have such terms and conditions as the Committee, in its discretion, may from time to time determine.

         (a) Option Price. The option price per share shall not be less than the fair market value of the Ordinary Shares (as determined by the Committee) on the date the Option is granted.

         (b) Term of Option. The term of an Option shall not exceed ten years from the date of grant, except as provided pursuant to Section 2.1(g) with respect to the death of a Participant. No Option shall be exercised after the expiration of its term.

         (c) Exercise of Options. Options shall be exercisable at such time or times and subject to such terms and conditions as the Committee shall specify in the Option grant. The Committee shall have discretion to, at any time, declare all or any portion of the Options held by any Participant to be immediately exercisable. An Option may be exercised in accordance with its terms as to any or all shares purchasable thereunder.

         (d) Payment for Shares. The Committee may authorize payment for shares as to which an Option is exercised to be made in cash, in Ordinary Shares or in such other manner as the Committee in its discretion may provide. The Committee may provide for procedures to permit the payment for Ordinary Shares as to which an Option is exercised to be made by use of proceeds to be received from the sale of Ordinary Shares issuable pursuant to an award under the Plan.

         (e) Nontransferability of Options. No Option or any interest therein shall be transferable by the Participant other than by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act ("ERISA"), or the rules thereunder. During a Participant's lifetime, all Options shall be exercisable only by such Participant or by the guardian or legal representative of the Participant.

         (f) Shareholder Rights. The holder of an Option shall, as such, have none of the rights of a shareholder.

         (g) Termination of Employment. The Committee shall have discretion to specify in the Option grant or an amendment thereof, provisions with respect to the period during which the Option may be exercised following the Participant's termination of employment. Notwithstanding the foregoing, the Committee shall not permit any Option to be exercised beyond the term of the Option established pursuant to Section 2.1(b), except that the Committee may provide that, notwithstanding such Option term, an Option which is outstanding on the date of a Participant's death shall remain outstanding and exercisable for up to one year after the Participant's death.

         (h) Change of Control. Notwithstanding the exercisability schedule governing any Option, upon the occurrence of a Change of Control (as defined in Section 6.10) all Options outstanding at the time of such Change of Control and held by a Participant who is an employee of the Company or its Subsidiaries or a Director of the Company at the time of such Change of Control shall become immediately exercisable and, unless the Participant agrees otherwise in writing, shall remain exercisable for the remainder of the Option term.

2.2      SARS IN TANDEM WITH OPTIONS

         The Committee may, either at the time of grant of an Option or at any time during the term of the Option, grant tandem SARs with respect to all or any portion of the Ordinary Shares covered by such Option.

         (a) Exercise of SARs. A tandem SAR may be exercised at any time the Option to which it relates is then exercisable, but only to the extent the Option to which it relates is exercisable, and shall be subject to the conditions applicable to such Option. When a tandem SAR is exercised, the Option to which it relates shall cease to be exercisable to the extent of the number of shares with respect to which the tandem SAR is exercised. Similarly, when an Option is exercised, the tandem SARs relating to the shares covered by such Option exercise shall terminate. Any tandem SAR which is outstanding on the last day of the term of the related Option (as determined pursuant to Section 2.1(b)) shall be automatically exercised on such date for cash without any action by the Participant.

         (b) Appreciation. Upon exercise of a tandem SAR, the Participant shall receive, for each share with respect to which the tandem SAR is exercised, an amount (the "Appreciation") equal to the amount by which the fair market value (as defined below) of an Ordinary Share on the date of exercise of the SAR exceeds the option price per share of the Option to which the tandem SAR relates. For purposes of the preceding sentence, the fair market value of an Ordinary Share shall be the average of the high and low prices of such share as reported on the consolidated reporting system. The Appreciation shall be payable in cash, Ordinary Shares, or a combination of both, at the option of the Committee, and shall be paid within 30 days of the exercise of the tandem SAR.

         (c) Change of Control. Notwithstanding the foregoing, if a tandem SAR is exercised within 60 days of the occurrence of a Change of Control, (i) the Appreciation and any Supplemental Payment (as defined in Section 2.4) to which the Participant is entitled shall be payable solely in cash, and (ii) in addition to the Appreciation and the Supplemental Payment (if any), the Participant shall receive, in cash, (1) the amount by which the greater of (a) the highest market price per Ordinary Share during the 60-day period preceding exercise of the tandem SAR or (b) the highest price per Ordinary Share (or the cash-equivalent thereof as determined by the Board) paid by an acquiring person during the 60-day period preceding a Change of Control, exceeds the fair market value of an Ordinary Share on the date of exercise of the tandem SAR, plus (2) if the Participant is entitled to a Supplemental Payment, an additional payment, calculated under the same formula as used for calculating such Participant's Supplemental Payment, with respect to the amount referred to in clause (1) of this sentence.

2.3      FREESTANDING SARS

         The Committee may grant freestanding SARs in such form and having such terms and conditions as the Committee, in its discretion, may from time to time determine, subject to the following provisions.

         (a) Base Price and Appreciation. Each freestanding SAR shall be granted with a base price, which shall not be less than the fair market value of the Ordinary Shares (as determined by the Committee) on the date the SAR is granted. Upon exercise of a freestanding SAR, the Participant shall receive, for each share with respect to which the SAR is exercised, an amount (the "Appreciation") equal to the amount by which the fair market value (as defined below) of an Ordinary Share on the date of exercise of the SAR exceeds the base price of the SAR. For purposes of the preceding sentence, the fair market value of an Ordinary Share shall be the average of the high and low prices of such share as reported on the New York Stock Exchange composite tape. The Appreciation shall be payable in cash and shall be paid within 30 days of the exercise of the SAR.

         (b) Term of SAR. The term of a freestanding SAR shall not exceed ten years from the date of grant, except as provided pursuant to Section 2.3(f) with respect to the death of the Participant. No SAR shall be exercised after the expiration of its term. Any freestanding SAR which is outstanding on the last day of its term (as such term may be extended pursuant to Section 2.3(f)) and as to which the Appreciation is a positive number on such date shall be automatically exercised on such date for cash without any action by the Participant.

         (c) Exercise of SARs. Freestanding SARs shall be exercisable at such time or times and subject to such terms and conditions as the Committee may specify in the SAR grant. The Committee shall have discretion to at any time declare all or any portion of the freestanding SARs then outstanding to be immediately exercisable. A freestanding SAR may be exercised in accordance with its terms in whole or in part.

         (d) Nontransferability of SARs. No SAR or any interest therein shall be transferable by the Participant other than by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of ERISA, or the rules thereunder. During a Participant's lifetime, all SARs shall be exercisable only by such Participant or by the guardian or legal representative of the Participant.

         (e) Shareholder Rights. The holder of an SAR shall, as such, have none of the rights of a shareholder.

         (f) Termination of Employment. The Committee shall have discretion to specify in the SAR grant or an amendment thereof, provisions with respect to the period during which the SAR may be exercised following the Participant's termination of employment. Notwithstanding the foregoing, the Committee shall not permit any SAR to be exercised beyond the term of the SAR established pursuant to Section 2.3(b), except that the Committee may provide that, notwithstanding such SAR term, an SAR which is outstanding on the date of a Participant's death shall remain outstanding and exercisable for up to one year after the Participant's death.

         (g) Change of Control. Notwithstanding the exercisability schedule governing any SAR, upon the occurrence of a Change of Control (as defined in Section 6.10) all SARs outstanding at the time of such Change of Control and held by a Participant who is an employee of the Company or its Subsidiaries or a Director of the Company at the time of such Change of Control shall become immediately exercisable and, unless the Participant agrees otherwise in writing, shall remain exercisable for the remainder of the SAR term. In addition, the Committee may provide that if a freestanding SAR is exercised within 60 days of the occurrence of a Change of Control, in addition to the Appreciation the Participant shall receive, in cash, the amount by which the greater of (a) the highest market price per Ordinary Share during the 60-day period preceding exercise of the SAR or (b) the highest price per Ordinary Share (or the cash equivalent thereof as determined by the Board) paid by an acquiring person during the 60-day period preceding a Change of Control, exceeds the fair market value of an Ordinary Share on the date of exercise of the SAR.

2.4      SUPPLEMENTAL PAYMENT ON EXERCISE OF OPTIONS OR SARS

         The Committee, either at the time of grant or at the time of exercise of any Option or tandem SAR, may provide for a supplemental payment (the "Supplemental Payment") by the Company to the Participant with respect to the exercise of any Option or tandem SAR. The Supplemental Payment shall be in the amount specified by the Committee, which shall not exceed the amount necessary to pay the income tax payable to the national government with respect to both exercise of the Option or tandem SAR and receipt of the Supplemental Payment, assuming the Participant is taxed at the maximum effective income tax rate applicable thereto. Supplemental Payments shall be paid in cash within 30 days of the date of exercise of an Option or SAR (or, if later, within 30 days of the date on which income is recognized for federal income tax purposes with respect to such exercise).

2.5      ELIGIBLE DIRECTOR AWARDS

         With respect to Options, SARs and Supplemental Payment awards to Eligible Directors, the Board shall make all determinations otherwise assigned to the Committee under Article II and any reference to "employment" shall be changed to "service."

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

2.6      STATUTORY OPTIONS

         Subject to the limitations on Option terms set forth in Section 2.1, the Committee shall have the authority to grant (a) incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and (b) Options containing such terms and conditions as shall be required to qualify such Options for preferential tax treatment under the Code as in effect at the time of such grant. Options granted pursuant to this Section 2.6 may contain such other terms and conditions permitted by
Article II of the Plan as the Committee, in its discretion, may from time to time determine (including, without limitation, provision for SARs and Supplemental Payments), to the extent that such terms and conditions do not cause the Options to lose their preferential tax treatment. To the extent the Code and regulations promulgated thereunder require a plan to contain specified provisions in order to qualify options for preferential tax treatment, such provisions shall be deemed to be stated in the Plan. Eligible Directors shall not be entitled to receive incentive stock options as defined in Section 422 of the Code.

                    III. RESTRICTED SHARES AND DEFERRED UNITS

3.1      TERMS AND CONDITIONS OF RESTRICTED SHARE AWARDS

         Subject to the following provisions, all awards of Restricted Shares under the Plan shall be in such form and shall have such terms and conditions as the Committee, in its discretion, may from time to time determine.

         (a) A Restricted Share award shall specify the number of Restricted Shares to be awarded, the price, if any, to be paid by the recipient of the Restricted Shares, and the date or dates on which the Restricted Shares will vest. The vesting of Restricted Shares may be conditioned upon the completion of a specified period of employment with the Company or its Subsidiaries, upon the attainment of specified performance goals, or upon such other criteria as the Committee may determine in its sole discretion.

         (b) Notwithstanding the provisions of subsection (a) above, any Restricted Share award which is a Performance Award shall not vest earlier than the first anniversary of the initial date of such award, provided that the Committee may provide for earlier vesting upon a termination of employment by reason of death, disability or retirement. Any Restricted Share award which is not a Performance Award shall not vest earlier than one-third on each of the first three anniversaries of the date of grant of such award, provided that (i) the Committee may provide for earlier vesting upon termination of employment by reason of death, disability or retirement and (ii) such restriction on vesting shall not apply to a Restricted Share award that is granted in lieu of salary or bonus. Notwithstanding the foregoing, a Restricted Share award shall fully vest upon a Change of Control of the Company (as defined in Section 6.10).

         (c) Share certificates representing the Restricted Shares granted to a Participant shall be registered in the Participant's name. Such certificates shall either be held by the Company on behalf of the Participant, or delivered to the Participant bearing a legend to restrict transfer of the certificate until the Restricted Shares have vested, as determined by the Committee. The Committee shall determine whether the Participant shall have the right to vote and/or receive dividends on the Restricted Shares before they have vested. No Restricted Shares may be sold, transferred, assigned, or pledged by the Participant until they have vested in accordance with the terms of the Restricted Share award. In the event of a Participant's termination of employment before all of his Restricted Shares have vested, or in the event other conditions to the vesting of Restricted Shares have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the Restricted Shares which have not vested shall be forfeited and any purchase price paid by the Participant shall be returned to the Participant. At the time Restricted Shares vest (and, if the Participant has been issued legended certificates of Restricted Shares, upon the return of such certificates to the Company), a certificate for such vested shares shall be delivered to the Participant (or the Beneficiary designated by such Participant in the event of death), free of all restrictions.

3.2      TERMS AND CONDITIONS OF DEFERRED UNITS

         (a) A "Deferred Unit" is a unit that is equal to one Ordinary Share which is used to measure the benefits payable to a Participant under a Deferred Unit award. Each Deferred Unit award shall be subject to such terms and conditions as the Committee, in its discretion, may from time to time determine.

         (b) The Deferred Unit award shall specify the number of Deferred Units awarded, the price, if any, to be paid by the recipient of the Deferred Units and the date or dates on which the Deferred Units will vest. The vesting of Deferred Units may be conditioned upon the completion of a specified period of employment with the Company or its Subsidiaries, upon the attainment of specified performance goals, or upon such other criteria as the Committee may determine in its sole discretion.

         (c) Notwithstanding the provisions of subsection (b) above, any Deferred Unit award which is a Performance Award shall not vest earlier than the first anniversary of the initial date of such award, provided that the Committee may provide for earlier vesting upon a termination of employment by reason of death, disability or retirement. Any Deferred Unit award which is not a Performance Award shall not vest earlier than one-third on each of the first three anniversaries of the date of grant of such award, provided that (i) the Committee may provide for earlier vesting upon termination of employment by reason of death, disability or retirement and (ii) such restriction on vesting shall not apply to a Deferred Unit award that is granted in lieu of salary or bonus. Notwithstanding the foregoing, a Deferred Unit Award shall fully vest upon a Change of Control of the Company (as defined in Section 6.10).

         (d) The Company shall set up an appropriate record (the "Deferred Unit Ledger") that shall from time to time reflect the name of each Participant, the number of Deferred Units awarded to him and the date or dates on which the Deferred Units will vest.

         (e) The Committee shall determine whether the Participant shall have the right to receive dividends on the Deferred Units before they have vested. In such cases, it is intended that the amount of the payment shall be equal to the dividend that the Participant would have received had he been the owner of a number of Ordinary Shares equal to the number of Deferred Units credited to him in the Deferred Unit Ledger as of the dividend record date. Notwithstanding the foregoing, no amount shall be paid to a Participant with respect to Deferred Units held by such Participant on a dividend record date but forfeited by him prior to the dividend payment date. No Ordinary Shares subject to a Deferred Unit award may be sold, transferred, assigned or pledged by the Participant until the Deferred Units have vested in accordance with the terms of the Deferred Unit award. In the event of a Participant's termination of employment before all of his Deferred Units have vested, or in the event other conditions to the vesting of the Deferred Units have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the Deferred Units which have not vested shall be forfeited and any purchase price paid by the Participant shall be returned to such Participant.

         (f) Upon the vesting of the Deferred Units, as determined by the Committee in accordance with this Section 3.2, a certificate for the number of Ordinary Shares equal to the number of vested Deferred Units held by the Participant shall be delivered to such Participant (or the Beneficiary designated by such Participant in the event of death), free of all restrictions.

3.3      SUPPLEMENTAL PAYMENT ON VESTING OF RESTRICTED SHARES AND DEFERRED UNITS

         The Committee, either at the time of grant or at the time of vesting of Restricted Stock or Deferred Units, may provide for a Supplemental Payment by the Company to the Participant in an amount specified by the Committee which shall not exceed the amount necessary to pay the federal income tax payable with respect to both the vesting of the Restricted Shares or Deferred Units and receipt of the Supplemental Payment, assuming the Participant is taxed at the maximum effective federal income tax rate applicable thereto and has not elected to recognize income with respect to the Restricted Shares or Deferred Units before the date such Restricted Shares or Deferred Units vest. The Supplemental Payment shall be paid within 30 days of each date that the Restricted Shares or Deferred Units vest. Supplemental Payments shall be paid in cash.

3.4      ELIGIBLE DIRECTOR AWARDS

         With respect to Restricted Shares, Deferred Units and Supplemental Payment awards to Eligible Directors, the Board shall make all determinations otherwise assigned to the Committee under this Article III and any reference to "employment" shall be changed to "service." In addition, with respect to Eligible Directors, clause (i) of Section 3.1(b) and 3.2(c) shall include a termination of service for the convenience of the Company (as determined by the Board).

                                 IV. CASH AWARDS

         A "Cash Award" is a cash bonus paid solely on account of the attainment of one or more objective performance goals that have been preestablished by the Committee. Each Cash Award shall be subject to such terms and conditions, restrictions and contingencies, if any, as the Committee shall determine. Restrictions and contingencies limiting the right to receive a cash payment pursuant to a Cash Award shall be based on the achievement of single or multiple performance goals over a performance period established by the Committee. No employee shall receive payment for Cash Awards during any calendar year aggregating in excess of $2 million. Eligible Directors shall not be entitled to receive Cash Awards under this Plan.

                              V. PERFORMANCE AWARDS

5.1      TERMS AND CONDITIONS OF PERFORMANCE AWARDS

         The Committee shall have the right to designate any Option, SAR, Supplemental Payment, Restricted Share award, Deferred Unit award or Cash Award as a Performance Award. The grant or vesting of a Performance Award shall be subject to the achievement of performance objectives (the "Performance Objectives") established by the Committee based on one or more of the following business criteria that apply to the employee, one or more business units or divisions of the Company or the applicable sector, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies: increased revenue; net income measures (including but not limited to income after capital costs and income before or after taxes); Ordinary Share price measures (including but not limited to growth measures and total shareholder return); price per Ordinary Share; market share; earnings per share (actual or targeted growth); earnings before interest, taxes, depreciation, and amortization ("EBITDA"); economic value added (or an equivalent metric); market value added; debt to equity ratio; cash flow measures (including but not limited to cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities); return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors' capital and return on average equity); operating measures (including operating income, funds from operations, cash from operations, after-tax operating income; sales volumes, production volumes and production efficiency); expense measures (including but not limited to overhead cost and general and administrative expense); margins; shareholder value; total shareholder return; proceeds from dispositions; total market value and corporate values measures (including ethics compliance, environmental, and safety). Unless otherwise stated, such a Performance Objective need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).

         The Committee shall have the authority to determine whether the Performance Objectives and other terms and conditions of the award are satisfied, and the Committee's determination as to the achievement of Performance Objectives relating to a Performance Award shall be made in writing. Notwithstanding the foregoing provisions, if the Committee intends for a Performance Award to be granted and administered in a manner designed to preserve the deductibility of the compensation resulting from such award in accordance with Section 162(m) of the Code, then the Performance Objectives for such particular Performance Award relative to the particular period of service to which the Performance Objectives relate shall be established by the Committee in writing (a) no later than 90 days after the beginning of such period and (b) prior to the completion of 25% of such period. The Committee shall have no discretion to modify or waive the Performance Objectives or conditions to the grant or vesting of a Performance Award unless such award is not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code and the relevant award agreement provides for such discretion.

                            VI. ADDITIONAL PROVISIONS

6.1      GENERAL RESTRICTIONS

         Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the Ordinary Shares subject or related thereto upon any securities exchange or under any state or federal law, or (b) the consent or approval of any government regulatory body, or (c) an agreement by the recipient of an award with respect to the disposition of Ordinary Shares is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such award or the issuance, purchase or delivery of Ordinary Shares thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

         Notwithstanding the foregoing, with respect to awards to Eligible Directors, the Board shall have the authority and discretion otherwise assigned to the Committee under this Section 6.1.

6.2      ADJUSTMENTS FOR CHANGES IN CAPITALIZATION

         In the event of a scheme of arrangement, reorganization, recapitalization, Ordinary Share split, Ordinary Share dividend, combination of shares, rights offer, liquidation, dissolution, merger, consolidation, spin-off, sale of assets, payment of an extraordinary cash dividend, or any other change in or affecting the corporate structure or capitalization of the Company, the Committee (or the Board, with respect to Eligible Directors) shall make appropriate adjustment in the number and kind of shares authorized by the Plan (including any limitations on individual awards), in the number, price or kind of shares covered by the awards and in any outstanding awards under the Plan; provided, however, that no such adjustment shall increase the aggregate value of any outstanding award.

6.3      AMENDMENTS

         (a) The Board may amend, alter, or discontinue the Plan from time to time, but no amendment, alteration or discontinuation shall be made which would impair the rights of a Participant under any award theretofore granted without the Participant's consent, except such an amendment made to cause the Plan to comply with applicable law, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company's shareholders to the extent such approval is required to satisfy Rule 16b-3 under the Securities Exchange Act or 1934, as amended (the "Exchange Act") or Section 162(m) of the Code, or required by applicable law, agreement or stock exchange requirements or if such amendment would:

                  (i) expand the classes of persons to whom awards may be made under Section 1.3 of the Plan;

                  (ii) increase the number of Ordinary Shares authorized for grant under Section 1.5 of the Plan;

                  (iii) increase the number of Ordinary Shares which may be granted pursuant to awards to any one Participant under Section 1.5(c) of the Plan;

                  (iv) increase the number of shares available for Restricted Share or Deferred Unit awards;

                  (v) permit unrestricted Ordinary Shares to be granted other than in lieu of cash payments under other incentive plans and programs of the Company and its Subsidiaries;

                  (vi)     allow the creation of additional types of awards;

                  (vii) permit shortening the minimum restriction periods with respect to Restricted Share awards, the minimum vesting periods with respect to Deferred Unit awards or removing or waiving Performance Objectives except to the extent permitted under Articles II and III and
                           Section 6.3(c) of the Plan; or

                  (viii)   change any of the provisions of this Section 6.3(a).

         Subject to the above provisions, the Board shall have the authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant awards which qualify for beneficial treatment under such rules without shareholder approval.

         (b) The Committee (or the Board, with respect to Eligible Directors) shall have the authority to amend any grant, prospectively or retroactively, to include any provision which, at the time of such amendment, is authorized under the terms of the Plan; however, no such amendment (i) shall cause a Performance Award intended to qualify for the Section 162(m) exemption to cease to qualify for the Section 162(m) exemption or (ii) impair the rights of any Participant without the Participant's written consent except such amendment made to cause the award to comply with applicable law, stock exchange rules or accounting rules.

         (c) If a Participant has ceased or will cease to be a Director of the Company for the convenience of the Company (as determined by the Board), the Board may amend all or any portion of such Participant's awards so as to make such awards fully vested and exercisable and/or to specify a schedule upon which they become vested and exercisable, and/or to permit all or any portion of such awards to remain exercisable for such period as designated by the Board, but not beyond the expiration of the term established pursuant to Section 2.1(b) or 2.3(b), whichever is applicable. A Participant shall not participate in any deliberations or vote by the Board under this Section 6.3(c) with respect to his awards. The vesting schedule and exercise period for awards established by the Board pursuant to this Section 6.3(c) shall override the applicable provisions of Articles II and III to the extent inconsistent therewith.

6.4      CANCELLATION OF AWARDS

         Any award granted under the Plan may be canceled at any time with the consent of the Participant and a new award may be granted to such Participant in lieu thereof, which award may, in the discretion of the Committee, be on more favorable terms and conditions than the canceled award; provided, however, that the exercise price or base price of the new award shall not be less than (a) the original exercise price or base price of the Option or SAR that is relinquished in connection with the grant of such new award or (b) the then current market price of the Ordinary Shares on the date of grant of any outstanding Option or SAR that is relinquished in connection with the grant of such new award.

         Notwithstanding the foregoing, with respect to awards to Eligible Directors, the Board shall have the authority and discretion otherwise assigned to the Committee under this Section 6.4.

6.5      BENEFICIARY

         A Participant may file with the Company a written designation of Beneficiary, on such form as may be prescribed by the Committee (or the Board, with respect to Eligible Directors), to receive any Options, SARs, Restricted Shares, Deferred Units, Ordinary Shares, Supplemental Payments or any other payments that become deliverable to the Participant pursuant to the Plan after the Participant's death. A Participant may, from time to time, amend or revoke a designation of Beneficiary. If no designated Beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the Participant's Beneficiary.

6.6      WITHHOLDING

         (a) Whenever the Company proposes or is required to issue or transfer Ordinary Shares under the Plan, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy any applicable withholding tax liability prior to the delivery of any certificate for such shares. Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any withholding tax liability.

         (b) An employee entitled to receive Ordinary Shares under the Plan who has not received a cash Supplemental Payment may elect to have the minimum statutory withholding tax liability (or a specified portion thereof) with respect to such Ordinary Shares satisfied by having the Company withhold from the shares otherwise deliverable to the employee Ordinary Shares having a fair market value equal to the amount of the tax liability to be satisfied with respect to the Ordinary Shares. An election to have all or a portion of the tax liability satisfied using Ordinary Shares shall comply with such requirements as may be imposed by the Committee.

6.7      NON-ASSIGNABILITY

         Except as expressly provided in the Plan, no award under the Plan shall be assignable or transferable by the Participant thereof except by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of ERISA, or the rules thereunder. During the life of the Participant, awards under the Plan shall be exercisable only by such Participant or by the guardian or legal representative of such Participant.

6.8      NON-UNIFORM DETERMINATIONS

         Determinations by the Committee or the Board under the Plan (including, without limitation, determinations of the persons to receive awards under the Plan; the form, amount and timing of such awards; the terms and provisions of such awards and the agreements evidencing same; and provisions with respect to termination of employment or service) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

6.9      NO GUARANTEE OF EMPLOYMENT OR DIRECTORSHIP

         The grant of an award under the Plan shall not constitute an assurance of continued employment for any period or any obligation of the Board to nominate any Director for re-election by the Company's shareholders.

6.10     CHANGE OF CONTROL

         A "Change of Control" means:

         (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding ordinary shares of the Company (the "Outstanding Company Ordinary Shares") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company,
(iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation or other entity controlled by the Company or (iv) any acquisition by any corporation or other entity pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection
(c) of this Section 6.10; or

         (b) Individuals who, as of the date hereof, constitute the Board of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of the Company; provided, however, that for purposes of this Section 6.10 any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of the Company; or

         (c) Consummation of a scheme of arrangement, reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding ordinary shares or shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such Business Combination (including, without limitation, a corporation or other entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation or other entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation or other entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding ordinary shares or shares of common stock of the corporation or other entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation or other entity except to the extent that such ownership existed prior to the Business Combination and
(iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the action of the Board of the Company providing for such Business Combination; or

         (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

6.11     DURATION AND TERMINATION

         (a) The Plan was originally effective May 1, 1993. The Plan was amended and/or restated effective March 13, 1997, March 12, 1998, January 1, 2000 and May 8, 2003. This amendment and restatement of the Plan was adopted by the Executive Compensation Committee effective January 1, 2004, subject to the approval by the holders of a majority of outstanding Ordinary Shares (the "Majority Shareholders") at the shareholder's meeting to be held on May 13, 2004. If the Majority Shareholders of the Company should fail so to approve this amendment and restatement of the Plan, then this amendment and restatement shall be null and void.

         (b) The Board may discontinue or terminate the Plan at any time. Such action shall not impair any of the rights of a Participant who has an award outstanding on the date of the Plan's discontinuance or termination without the Participant's written consent.

         (c)      Unless terminated earlier by the Board pursuant to subsection
(b), no awards may be made under the Plan after the tenth (10th) anniversary of the date on which the Plan is approved by the Majority Shareholders in accordance with subsection (a) of this Section 6.11.

         IN WITNESS WHEREOF, this document has been executed effective as of February 12, 2004.

                                        TRANSOCEAN INC.

                                        By: /s/ Eric B. Brown
                                            ------------------------------------
                                            Eric B. Brown
                                            Corporate Secretary

--------------------------------------------------------------------------------

                                 TRANSOCEAN INC.
                            Walker House, Mary Street
                          P. O. Box 265 GT, George Town
                          Grand Cayman, Cayman Islands

                                      PROXY

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, revoking any proxy heretofore given in connection with the Annual General Meeting described below, hereby appoints J. Michael Talbert, Robert L. Long, Gregory L. Cauthen and Eric B. Brown, and each of them, proxies, with full powers of substitution, to represent the undersigned at the Annual General Meeting of Transocean Inc. to be held on Thursday, May 13, 2004 at 9:00 a.m., at the Royal Pavilion Hotel, St. James, Barbados and at any adjournment thereof, and to vote all ordinary shares that the undersigned would be entitled to vote if personally present as follows:

     The shares represented by this proxy will be voted as directed herein. IF THIS PROXY IS DULY EXECUTED AND RETURNED, AND NO VOTING DIRECTIONS ARE GIVEN HEREIN, SUCH SHARES WILL BE VOTED "FOR" ALL NOMINEES LISTED IN ITEM 1, "FOR" THE PROPOSAL TO AMEND OUR LONG-TERM INCENTIVE PLAN, AND "FOR" THE PROPOSAL TO APPROVE THE APPOINTMENT OF ERNST & YOUNG LLP. The undersigned hereby acknowledges receipt of notice of, and the proxy statement for, the aforesaid Annual General Meeting.


To include any comments, please mark this box.  [ ]

                                                       TRANSOCEAN INC.
                                                       c/o THE BANK OF NEW YORK
                                                       P.O. BOX 11168
                                                       NEW YORK, N.Y. 10203-0168


                     (Continued, and to be signed and dated on the reverse side)

                                          YOUR VOTE IS IMPORTANT
                                        VOTE BY INTERNET / TELEPHONE
(TRANSOCEAN LOGO)                       24 HOURS A DAY, 7 DAYS A WEEK

          INTERNET                                     TELEPHONE                                    MAIL
  http://www.proxyvotenow.com/rig                      1-866-252-6950
o Go to the website address listed
  above.                                OR   o Use any touch-tone telephone.    OR   o Mark, sign and date your proxy card.
o HAVE YOUR PROXY CARD READY.                O HAVE YOUR PROXY CARD READY.           o Detach your proxy card.
o Follow the simple instructions that        o Follow the simple recorded            o Return your proxy card in the
  appear on your computer screen.              instructions.                           postage-paid envelope provided.




                                                ------------------------------



                                                ------------------------------


1-866-252-6950

CALL TOLL-FREE TO VOTE

  -- DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET --

--------------------------------------------------------------------------------

    MARK, SIGN, DATE AND RETURN
    THE PROXY CARD PROMPTLY                     [X]
    USING THE ENCLOSED ENVELOPE.     VOTES MUST BE INDICATED
                                     [X] IN BLACK OR BLUE INK.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF ITEMS 1 THROUGH 3.

Item 1. Election of Directors.


  FOR all                 WITHHOLD AUTHORITY
  nominees listed   [ ]   to vote for all nominees listed  [ ]  EXCEPTIONS* [ ]


Nominees for the Board of
Directors:                   01 Robert L. Long, 02 Martin A. McNamara,
                             03 Robert M. Sprague and 04 J. Michael Talbert

[INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS*" BOX AND WRITE THAT NOMINEE'S NAME ON THE FOLLOWING BLANK LINE.]

Exceptions*
           -------------------------------------------------------------------


Item 2. Approval of the amendment of our Long-Term Incentive Plan as described in the proxy statement.

          [ ]  FOR                 [ ]  AGAINST                  [ ]  ABSTAIN


Item 3. Approval of the appointment of Ernst & Young LLP to serve as independent auditors.

          [ ]  FOR                 [ ]  AGAINST                  [ ]  ABSTAIN

ITEM 4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                             To change your address, please mark this box  [  ]

                                --------------------------------------------

                                   SCAN LINE

                                --------------------------------------------

                               Sign exactly as name appears hereon. (If shares are held in joint names, both should sign. If signing as Attorney, Executor, Administrator, Trustee or Guardian, please give your title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer.)

                     -----------------------------------   ---------------------
                     Date   Share Owner Sign Here           Co-Owner sign here